Exhibit 99

CONTACT:	Tom Marder
(301) 380-2553
thomas.marder@marriott.com

MARRIOTT INTERNATIONAL REPORTS FOURTH QUARTER RESULTS

BETHESDA, MD – February 11, 2010 – Marriott International, Inc. (NYSE:MAR) today reported fourth quarter and full year 2009 results.

FOURTH QUARTER 2009 RESULTS

Fourth quarter 2009 adjusted income from continuing operations attributable to Marriott totaled $118 million, a 2 percent decline over the year-ago quarter, and adjusted diluted earnings per share (“EPS”) from continuing operations attributable to Marriott shareholders totaled $0.32, down 3 percent. On October 8, 2009, the company forecasted fourth quarter adjusted diluted EPS of $0.20 to $0.23.

Reported income from continuing operations attributable to Marriott was $106 million in the fourth quarter of 2009 compared to a reported loss from continuing operations attributable to Marriott of $10 million in the year-ago quarter. Reported diluted EPS from continuing operations attributable to Marriott shareholders was $0.28 in the fourth quarter of 2009 compared to reported diluted losses per share from continuing operations attributable to Marriott shareholders of $0.03 in the fourth quarter of 2008.

Adjusted results for the 2009 fourth quarter exclude $19 million pretax ($12 million after-tax and $0.03 per diluted share) of restructuring costs and other charges. Restructuring charges totaled $7 million pretax and included severance and facilities exit costs. Other charges totaled $12 million pretax and primarily included $11 million of charges against lodging assets and $3 million of reserves for Timeshare contract cancellations, offset by the $2 million favorable impact of the revaluation of Timeshare note residuals. Of the total restructuring costs and other charges in the fourth quarter, cash payments are expected to be $6 million. See the table on page

1

A-15 of the accompanying schedules for the detail of these charges and their placement on the Consolidated Statements of Income.

Adjusted results for the 2008 fourth quarter exclude $192 million pretax ($124 million after-tax and $0.35 per diluted share) of restructuring costs and other charges, $152 million of which were non-cash, as well as $7 million of charges ($0.02 per diluted share) in the provision for income taxes.

J.W. Marriott, Jr., chairman and chief executive officer of Marriott International, said, “While the global business climate remained difficult, fourth quarter results exceeded our expectations. We grew our system, reduced total debt, and continued to improve efficiencies worldwide.

“In the fourth quarter, leisure travelers responded to aggressive marketing campaigns and special offers and, even adjusting for easier year-over-year comparisons, business travel showed signs of improvement, particularly in international markets. With solid cost controls, we translated the stronger-than-expected occupancy to better-than-expected incentive fee revenue. Demand for timeshare intervals improved modestly from third quarter levels which, combined with a successful note sale and reductions in investment spending, allowed the timeshare business to generate over $150 million of cash flow after investing activities for full year 2009.

“We are pleased that we remain an investment grade company. For the full year, we reduced investment spending by two-thirds and we were able to lower total debt by nearly $800 million.

“We opened over 38,000 rooms during 2009 and we’re thrilled to have two new exciting brands, EDITION and the Autograph Collection, opening their first hotels in 2010 with more expected to come. Our global development pipeline totals nearly 100,000 rooms. Our efforts have positioned us quite well for future earnings growth.”

Revenue per available room (REVPAR) for the company’s worldwide comparable company-operated properties declined 12.2 percent (12.4 percent using constant dollars) in the 2009 fourth quarter and REVPAR for the company’s worldwide comparable systemwide properties declined 12.3 percent (12.5 percent using constant dollars).

2

Outside North America, the fourth quarter included the months from September to December in both years. International comparable company-operated REVPAR declined 11.1 percent (11.7 percent using constant dollars), including an 11.6 percent decline in average daily rate (12.2 percent using constant dollars) in the fourth quarter of 2009.

In North America, comparable company-operated REVPAR declined 13.1 percent in the fourth quarter of 2009. REVPAR at the company’s comparable company-operated North American full-service and luxury hotels (including Marriott Hotels & Resorts, The Ritz-Carlton and Renaissance Hotels & Resorts) was down 11.8 percent with an 11.0 percent decline in average daily rate.

Marriott’s 2009 fiscal year ended on January 1, 2010 and included 52 weeks compared to 53 weeks in fiscal 2008. Similarly, the fourth quarter ended on January 1, 2010 and included 16 weeks compared to 17 weeks in the 2008 fiscal quarter. Key lodging statistics are included in the schedules accompanying the press release beginning on page A-7. While fiscal fourth quarter REVPAR statistics for North America are included, they are not comparable due to differences in the length and seasonality of the reporting periods. As a result, the company has also provided North American and worldwide REVPAR statistics adjusted for the shift in the fiscal calendar.

On a calendar quarter basis, which includes the months of October, November and December, North American comparable company-operated REVPAR declined 10.7 percent while worldwide comparable company-operated REVPAR declined 10.1 percent (10.8 percent using constant dollars).

Marriott added 65 new properties (10,626 rooms) to its worldwide lodging portfolio in the 2009 fourth quarter, including 45 limited-service hotels in North America. Seven properties (1,635 rooms) exited the system during the quarter. Rooms converted from competitor hotels accounted for nearly 18 percent of gross room additions during the quarter. At year-end, the company’s lodging group encompassed 3,420 properties and timeshare resorts for a total of over 595,000 rooms.

3

The company’s worldwide pipeline of hotels under construction, awaiting conversion or approved for development totaled nearly 100,000 rooms at year-end. Nearly 35 percent of these development pipeline rooms are Marriott, Ritz-Carlton, Renaissance, EDITION or Autograph rooms, of which nearly 75 percent are located outside North America.

Reported results for the 2009 fourth quarter, the adjusted results and the associated reconciliations are shown on pages A-1, A-13, A-15, and A-19 of the accompanying schedules. The following paragraphs reflect adjusted results where indicated.

MARRIOTT REVENUES totaled approximately $3.4 billion in the 2009 fourth quarter compared to $3.8 billion for the fourth quarter of 2008. Base management and franchise fees declined 12 percent to $282 million reflecting lower REVPAR, offset in part by fees from new hotels. Fourth quarter incentive management fees declined 28 percent to $59 million. The percentage of company-managed hotels earning incentive management fees decreased to 22 percent in the 2009 fourth quarter compared to 39 percent in the year-ago quarter. Approximately 70 percent of incentive management fees came from hotels outside North America in the 2009 quarter compared to 55 percent in the 2008 quarter.

Worldwide comparable company-operated house profit margins declined 260 basis points in the fourth quarter reflecting the weak REVPAR environment, offset in part by significant cost reductions from productivity improvements, lower management wages and procurement savings through volume discounts and compliance. House profit margins for comparable company-operated properties outside North America declined 100 basis points and North American comparable company-operated house profit margins declined 360 basis points from the year-ago quarter.

Owned, leased, corporate housing and other revenue, net of direct expenses, declined $23 million in the 2009 fourth quarter, to $22 million, primarily reflecting the impact of lower operating results in owned and leased hotels and lower termination fees and other income, partially offset by an increase in branding fee revenue.

Fourth quarter adjusted Timeshare segment contract sales declined 7 percent to $203 million excluding a $28 million allowance for fractional and residential contract cancellations recorded

4

in the quarter. In the prior year’s quarter, adjusted Timeshare segment contract sales totaled $218 million excluding a $115 million allowance for contract cancellations.

In the fourth quarter, adjusted timeshare sales and services revenue declined 3 percent to $375 million and, net of expenses, totaled $72 million for the quarter, a $62 million increase from the 2008 adjusted fourth quarter. Development revenue, net of expense, benefited from higher closing efficiency and cost savings. Financing revenue, net of expense, increased largely as a result of a $38 million note sale gain recorded in the fourth quarter of 2009, compared to the absence of a note sale in the fourth quarter of 2008, and cost savings, partially offset by lower interest income.

Adjusted Timeshare segment results, which includes Timeshare sales and services revenue, net of direct expenses, as well as base management fees, equity earnings, gains and other income, noncontrolling interest and general, administrative and other expenses associated with the timeshare business, totaled $62 million in the 2009 fourth quarter compared to a loss of $2 million in the prior year quarter.

ADJUSTED GENERAL, ADMINISTRATIVE and OTHER expenses for the 2009 fourth quarter declined 13 percent to $207 million, compared to $238 million in the year-ago quarter. The 2009 fourth quarter benefited from cost savings throughout the organization, as well as $3 million in foreign exchange gains and the $3 million reversal of a loan loss reserve partially offset by $12 million of accruals and reserves related to the performance of 12 hotels and $8 million of lower capitalized development costs. The 2009 quarter also included a $21 million unfavorable impact associated with deferred compensation compared to the 2008 quarter (offset by a similar decrease in the provision for taxes). Excluding the impact of deferred compensation, adjusted general administrative and other expenses declined 20 percent in the fourth quarter, as shown on page A-19 of the accompanying schedules.

GAINS AND OTHER INCOME totaled $4 million and included a $3 million gain on the sale of investments and $1 million of net gains on the sale of real estate. The prior year’s fourth quarter adjusted gains and other income totaled $28 million and included a $28 million gain on the extinguishment of debt and $7 million of gains on the sale of real estate offset by a $4 million loss on the sale of an investment and $3 million unfavorable impact of preferred returns from joint venture investments and other income.

5

INTEREST EXPENSE decreased $16 million in the fourth quarter primarily due to lower interest rates and lower debt balances.

ADJUSTED EQUITY IN (LOSSES) EARNINGS totaled a $10 million loss in the quarter compared to $5 million in earnings in the year-ago quarter. The $15 million decline reflected lower operating results in two joint ventures.

ADJUSTED INCOME TAXES

The adjusted provision for taxes in the fourth quarter of 2009 reflected a $21 million favorable impact associated with deferred compensation (offset by a similar unfavorable impact in general, administrative and other expenses) compared with the 2008 fourth quarter.

FULL YEAR 2009 RESULTS

For the full year 2009, adjusted income from continuing operations attributable to Marriott totaled $342 million, a decline of 38 percent, and adjusted diluted EPS from continuing operations attributable to Marriott shareholders was $0.93, a decline of 38 percent.

The reported loss from continuing operations attributable to Marriott was $346 million for full year 2009 compared to reported income from continuing operations attributable to Marriott of $359 million a year ago. Reported diluted losses per share from continuing operations attributable to Marriott was $0.97 for 2009 compared to reported diluted EPS from continuing operations attributable to Marriott of $0.97 for 2008.

Adjusted income from continuing operations attributable to Marriott and adjusted diluted EPS from continuing operations attributable to Marriott shareholders for 2009 exclude the $213 million pretax ($130 million after-tax and $0.37 per diluted share) restructuring costs and other charges, $182 million of which were non-cash, as well as $752 million pretax ($502 million after-tax and $1.41 per diluted share) of primarily non-cash Timeshare impairment charges. See the table on pages A-15 and A-16 of the accompanying schedules for the detail of these charges and their placement on the Consolidated Statements of Income. Adjusted results for full year 2009 also exclude the $56 million ($0.16 per diluted share) impact of non-cash charges in the provision for income taxes.

6

Adjusted income from continuing operations attributable to Marriott and adjusted diluted EPS from continuing operations attributable to Marriott shareholders for 2008 exclude the $192 million pretax ($124 million after-tax and $0.33 per diluted share) restructuring costs and other charges. Adjusted results for full year 2008 also exclude the $72 million ($0.19 per diluted share) impact of charges, $67 million of which were non-cash, included in the tax provision.

REVPAR for the company’s worldwide comparable company-operated properties declined 20.0 percent (18.3 percent using constant dollars) in 2009. REVPAR for the company’s worldwide comparable systemwide properties declined 18.4 percent (17.3 percent using constant dollars) in 2009.

International comparable company-operated REVPAR for 2009 declined 23.5 percent (18.0 percent using constant dollars), including a 17.8 percent decline in average daily rate (11.9 percent using constant dollars).

In North America, comparable company-operated REVPAR declined 18.5 percent in 2009. REVPAR at the company’s comparable company-operated North American full-service and luxury hotels (including Marriott Hotels & Resorts, The Ritz-Carlton and Renaissance Hotels & Resorts) was down 17.8 percent with an average daily rate decline of 12.2 percent.

Reported results for full year 2009, the adjusted results and the associated reconciliations are shown on pages A-2, A-14, A-15, A-16, and A-19 of the accompanying schedules. The following paragraphs reflect adjusted results where indicated.

MARRIOTT REVENUES totaled $10.9 billion in 2009 compared to $12.9 billion in 2008. Total fees in 2009 were $1,084 million, a decrease of 22 percent from the prior year. Base management and franchise fees declined $156 million in 2009, reflecting the decline in worldwide REVPAR offset in part by unit growth across the system. Incentive management fees declined 50 percent reflecting lower property-level margins due to worldwide REVPAR declines, partially offset by strong cost controls. For full year 2009, 25 percent of company-operated hotels earned incentive management fees compared to 56 percent in the prior year.

7

Approximately two-thirds of incentive management fees came from hotels outside North America in 2009 compared to 49 percent in 2008.

Owned, leased, corporate housing and other revenue, net of direct expenses, totaled $68 million in 2009 compared to $137 million in 2008. Results were primarily impacted by lower operating results at owned and leased properties, the conversion of some owned properties to management agreements, and lower termination fees, partially offset by higher branding fees and a transaction cancellation fee.

Reflecting weak demand, adjusted Timeshare segment contract sales in 2009 declined 37 percent to $748 million, excluding allowances for anticipated contract cancellations of $83 million in 2009 and $115 million in 2008.

Adjusted Timeshare sales and services revenue declined 23 percent to $1,147 million in 2009 and adjusted Timeshare sales and services revenue, net of direct expenses, totaled $106 million in 2009, a decrease of 28 percent. Development revenue, net of expense, declined in 2009 reflecting soft demand, partially offset by favorable reportability and reduced marketing and sales costs. Services revenue, net of expense, also declined largely reflecting lower rental revenues and higher carry costs on unsold units. Financing revenue, net of expense, increased in 2009 reflecting a $9 million increase in note sale gains and cost savings, partially offset by lower interest income. Timeshare direct expenses in 2008 included a $22 million impairment charge at a fractional and residential joint venture project referred to below.

Adjusted Timeshare segment results, which includes timeshare sales and services revenue, net of direct expenses, as well as base management fees, equity earnings, gains and other income, noncontrolling interest and general, administrative and other expenses associated with the timeshare business, totaled $87 million in 2009 compared to $121 million in the prior year. The segment results for 2008 reflected a net $10 million pretax impairment charge for a fractional and residential consolidated joint venture project, adjusting the carrying value of the real estate to its estimated fair market value. The $10 million charge in 2008 included a $22 million negative adjustment in timeshare direct expenses partially offset by a $12 million pretax ($8 million after-tax) benefit associated

8

with the joint venture partner’s share, which is reflected in net losses attributable to noncontrolling interest, net of tax.

The Timeshare segment also generated over $150 million of pretax cash flow in 2009.

ADJUSTED GENERAL, ADMINISTRATIVE and OTHER expenses decreased $127 million to $622 million in 2009 reflecting cost savings and lower incentive compensation, partially offset by the $43 million unfavorable impact associated with deferred compensation compared to 2008 (offset by a similar decrease in the provision for taxes) and $12 million of accruals and reserves related to the performance of 12 hotels. Excluding the impact of deferred compensation, adjusted general, administrative and other expenses declined 22 percent in 2009, as shown on page A-19 of the accompanying schedules.

GAINS AND OTHER INCOME totaled $31 million in 2009 and included a $21 million gain on the extinguishment of debt, net gains of $10 million from the sale of real estate, a $3 million gain on the sale of investments and $2 million of preferred returns from joint venture investments, partially offset by a $5 million impairment charge on an investment. Adjusted gains and other income of $47 million in 2008 included gains of $14 million from the sale of real estate, a $28 million gain on the extinguishment of debt, $6 million of preferred returns from several joint venture investments and other income and $3 million of gains on the sale of the company’s interests in two joint ventures, partially offset by a $4 million loss on the sale of an investment.

INTEREST EXPENSE declined 28 percent in 2009 partially due to lower interest rates, repayment of debt and the repurchase of Senior Notes.

ADJUSTED EQUITY IN (LOSSES) EARNINGS totaled a $27 million loss in 2009 compared to $31 million of earnings in 2008. Losses in 2009 primarily reflected losses in five joint ventures and the impairment of one investment. Earnings in 2008 primarily reflected a $15 million gain on the sale of a joint venture’s assets, insurance proceeds of $5 million received through a joint venture and $11 million of earnings from joint ventures.

9

ADJUSTED INCOME TAXES

The adjusted provision for taxes reflected a $43 million favorable impact associated with deferred compensation (offset by a similar unfavorable impact in general, administrative and other expenses) compared to 2008.

NET LOSSES ATTRIBUTABLE TO NONCONTROLLING INTERESTS, NET OF TAX decreased $8 million in 2009 to $7 million. The decrease largely reflected the adjustment of the carrying value of a fractional and residential project in 2008. Since the project is a consolidated joint venture, the partner’s share of the adjustment was an $8 million after-tax benefit to noncontrolling interests in 2008.

ADJUSTED EBITDA

Adjusted EBITDA totaled $898 million in 2009, a 31 percent decline from 2008 adjusted EBITDA of $1,298 million.

BALANCE SHEET

At year-end 2009, total debt was $2,298 million and cash balances totaled $115 million, compared to $3,095 million in debt and $134 million of cash at year-end 2008. The company repurchased $119 million of its Senior Notes in 2009. At year-end 2009, Marriott had borrowings of $425 million under its $2.4 billion bank revolver.

COMMON STOCK

Weighted average fully diluted shares outstanding used to calculate adjusted diluted earnings per share amounts totaled 372.2 million in the 2009 fourth quarter compared to 363.1 million in the year-ago quarter.

On November 5, 2009, the Board of Directors declared a stock dividend payable on December 3, 2009, to shareholders of record on November 19, 2009. For periods prior to the stock dividend, all share and per share data in our financial statements have been retroactively adjusted to reflect the stock dividend.

On February 4, 2010, the Board of Directors declared the issuance of a $0.04 per share cash dividend payable on April 9, 2010 to shareholders of record on February 19, 2010.

10

The remaining share repurchase authorization, as of January 1, 2010, totaled 21.3 million shares. No share repurchases are planned for 2010.

IMPACT OF ACCOUNTING CHANGES

The company adopted ASU Nos. 2009-16 and 2009-17 (formerly referred to as FAS 166 and 167) at the beginning of 2010, which requires consolidating previously sold Timeshare notes and will impact the ongoing accounting for those notes. With the consolidation of the existing portfolio of sold loans on the first day of 2010, the company expects assets to increase by approximately $1,010 million, liabilities to increase by approximately $1,115 million, and shareholders’ equity to decline by approximately $105 million. No change in cash flow from the business is anticipated as a result of the accounting changes. Adjusted pretax earnings for fiscal 2009 would have been $1 million lower had the accounting change occurred at the beginning of 2009. See the tables on page A-22, A-23, A-24, A-25 and A-26 of the accompanying schedules for 2009 quarterly and full year Timeshare segment results adjusted as if the accounting changes had been made on the first day of fiscal 2009.

OUTLOOK

While Marriott typically provides a range of guidance for future performance, the current global economic and financial climate continues to make predictions very difficult. Therefore, the company is unable to give guidance. Instead, the company is providing the following assumptions for the 2010 first quarter and full year which it is using for internal planning purposes.

FIRST QUARTER 2010

For the first quarter, the company assumes worldwide comparable systemwide hotel REVPAR declines 5 to 7 percent on a constant dollar basis. For North American comparable systemwide hotels, the company assumes REVPAR declines of 7 to 8 percent and for comparable systemwide hotels outside North America, REVPAR could decline 2 to 3 percent on a constant dollar basis.

Given these REVPAR assumptions, total fee revenue could be $235 million to $245 million. Owned, leased, corporate housing and other revenue, net of direct expenses, could total approximately $5 million.

11

In the 2010 first quarter, the company assumes Timeshare contract sales total $165 million to $175 million and Timeshare sales and services revenue, net of direct expenses, total approximately $35 million to $45 million including the impact of ASU Nos. 2009-16 and 2009-17. With these assumptions, Timeshare segment results for the first quarter could total $30 million to $40 million.

The company anticipates that general, administrative and other expenses could total about $130 million to $140 million in the first quarter 2010, roughly flat from the adjusted 2009 first quarter amount. The company also assumes net interest expense of approximately $40 million in the quarter, reflecting the impact of ASU Nos. 2009-16 and 2009-17, as well as continued debt reduction.

Based upon the above assumptions and a 36.5 percent tax rate, diluted EPS from continuing operations attributable to Marriott shareholders for the 2010 first quarter could total $0.15 to $0.21.

FULL YEAR 2010

For full year 2010, the company expects hotel occupancies to improve, although the pace of such improvement is difficult to predict. The company continues to expect that both domestic and international comparable systemwide REVPAR comparisons to the prior year will turn positive sometime in 2010. For worldwide comparable systemwide hotels, the company assumes full year 2010 REVPAR will be down 2 percent to up 2 percent on a constant dollar basis with performance strengthening over the year. North American comparable systemwide REVPAR could be flat to down 3 percent in 2010, while REVPAR at comparable systemwide hotels outside North America could be flat to up 5 percent.

The company expects to open 25,000 to 30,000 rooms in 2010 as most hotels expected to open are already under construction or undergoing conversion from other brands. Given these assumptions, full year 2010 fee revenue could total $1,080 million to $1,120 million. The company expects that incentive management fees in 2010 would largely derive from international markets. Owned, leased, corporate housing and other, net of direct expense, could total $65 million to $70 million. The company continues to estimate that, on a full-year basis, one point of worldwide systemwide REVPAR impacts total fees by approximately $10 million to $15 million pretax and owned, leased, corporate housing and other revenue, net of direct expense, by roughly $4 million pretax.

12

For its timeshare business, the company assumes 2010 timeshare contract sales could be slightly higher than 2009 levels. Including the impact of the accounting changes under this scenario Timeshare sales and services revenue, net of direct expenses, could total $170 million to $180 million. Timeshare segment results for 2010 could total $145 million to $155 million and the segment’s net cash flow could total $175 million to $200 million.

The company expects its 2010 general, administrative and other expenses to total $635 million to $645 million reflecting modest salary increases and assumes interest expense to total $165 million to $170 million for the full year.

While the company cannot forecast results with any certainty, based upon the above assumptions, EBITDA could total $910 million to $970 million and diluted EPS from continuing operations for 2010 could total $0.82 to $0.94. Assuming the investment spending levels below, adjusted total debt, net of cash, could decline $400 million to $500 million by year end 2010.

The company expects investment spending in 2010 will total approximately $500 million, including capital expenditures totaling $150 million to $200 million, of which maintenance capital spending could total $50 million. Investment spending will also include new mezzanine financing and mortgage loans, contract acquisition costs, and equity and other investments. The investment in net timeshare development is not included above as the company expects cost of goods sold in the timeshare business will exceed timeshare inventory spending in 2010.

Marriott International, Inc. (NYSE:MAR) will conduct its quarterly earnings review for the investment community and news media on Thursday, February 11, 2010 at 10 a.m. Eastern Time (ET). The conference call will be webcast simultaneously via Marriott’s investor relations website at http://www.marriott.com/investor, click the “Recent and Upcoming Events” tab and click on the quarterly conference call link. A replay will be available at that same website until February 11, 2011.

13

The telephone dial-in number for the conference call is 719-325-2253. A telephone replay of the conference call will be available from 1 p.m. ET, Thursday, February 11, 2010 until 8 p.m. ET, Thursday, February 18, 2010. To access the replay, call 719-457-0820. The reservation number for the recording is 5171492.

Note: This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including REVPAR, profit margin and earnings trends, estimates and assumptions; statements concerning the number of lodging properties we expect to add in the future; our expected cost savings, investment spending and share repurchases; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including the continuation and pace of the economic recovery; supply and demand changes for hotel rooms, vacation ownership, condominiums, and corporate housing; competitive conditions in the lodging industry; relationships with clients and property owners; the availability of capital to finance hotel growth and refurbishment; and other risk factors identified in our most recent annual or quarterly report on Form 10-K or Form 10-Q; any of which could cause actual results to differ materially from those expressed in or implied by the statements herein. These statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

MARRIOTT INTERNATIONAL, INC. (NYSE:MAR) is a leading lodging company with more than 3,400 lodging properties in 68 countries and territories. Marriott International operates and franchises hotels under the Marriott, JW Marriott, The Ritz-Carlton, Renaissance, Residence Inn, Courtyard, TownePlace Suites, Fairfield Inn, SpringHill Suites and Bulgari brand names; develops and operates vacation ownership resorts under the Marriott Vacation Club, The Ritz-Carlton Destination Club, The Ritz-Carlton Residences and Grand Residences by Marriott brands; operates Marriott Executive Apartments; provides furnished corporate housing through its Marriott ExecuStay division; and operates conference centers. The company is headquartered in Bethesda, Maryland, USA and had approximately 137,000 employees at 2009 year-end. It is recognized by FORTUNE® as one of the best companies to work for, and by the U.S. Environmental Protection Agency (EPA) as Partner of the Year since 2004. In fiscal year 2009, Marriott International reported sales from continuing operations of nearly $11 billion. For more information or reservations, please visit our web site at www.marriott.com. For an interactive online version of Marriott’s 2008 Annual Report, which includes a short video message from Chairman and CEO J.W. Marriott, Jr., visit www.marriott.com/investor.

IRPR#1

Tables follow

14

MARRIOTT INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts)

		Adjustments			Adjustments			Percent Better/ (Worse)
	As Reported 16 Weeks Ended January 1, 2010	Restructuring Costs & Other Charges[6]	As Adjusted 16 Weeks Ended January 1, 2010**	As Reported 17 Weeks Ended January 2, 2009	Restructuring Costs & Other Charges[6]	Certain Tax Items	As Adjusted 17 Weeks Ended January 2, 2009**	Adjusted 2009 vs. Adjusted 2008

REVENUES
Base management fees	$163	$—	$163	$183	$—	$—	$183	(11)
Franchise fees	119	—	119	137	—	—	137	(13)
Incentive management fees	59	—	59	82	—	—	82	(28)
Owned, leased, corporate housing and other revenue [1]	335	—	335	376	—	—	376	(11)
Timeshare sales and services [2]	377	(2)	375	325	61	—	386	(3)
Cost reimbursements [3]	2,327	—	2,327	2,681	—	—	2,681	(13)

Total Revenues	3,380	(2)	3,378	3,784	61	—	3,845	(12)

OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing - direct [4]	313	—	313	331	—	—	331	5
Timeshare - direct	303	—	303	373	3	—	376	19
Timeshare strategy - impairment charges [5]	—	—	—	—	—	—	—	—
Reimbursed costs	2,327	—	2,327	2,681	—	—	2,681	13
Restructuring costs	7	(7)	—	55	(55)	—	—	—
General, administrative and other [7]	215	(8)	207	292	(54)	—	238	13

Total Expenses	3,165	(15)	3,150	3,732	(106)	—	3,626	13

OPERATING INCOME	215	13	228	52	167	—	219	4

Gains and other income [8]	4	—	4	19	9	—	28	(86)
Interest expense	(34)	—	(34)	(50)	—	—	(50)	32
Interest income	5	—	5	11	—	—	11	(55)
Equity in (losses) earnings [9]	(16)	6	(10)	(11)	16	—	5	(300)
Timeshare strategy - impairment charges (non-operating) [10]	—	—	—	—	—	—	—	—

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	174	19	193	21	192	—	213	(9)

Provision for income taxes	(68)	(7)	(75)	(33)	(68)	7	(94)	20

INCOME / (LOSS) FROM CONTINUING OPERATIONS	106	12	118	(12)	124	7	119	(1)

Discontinued operations - Synthetic Fuel, net of tax [11]	—	—	—	—	—	—	—	—

NET INCOME / (LOSS)	106	12	118	(12)	124	7	119	(1)

Add: Net losses attributable to noncontrolling interests, net of tax	—	—	—	2	—	—	2	(100)

NET INCOME / (LOSS) ATTRIBUTABLE TO MARRIOTT	$106	$12	$118	$(10)	$124	$7	$121	(2)

EARNINGS / (LOSSES) PER SHARE - Basic [13]
Earnings / (losses) from continuing operations attributable to Marriott shareholders [12]	$0.30	$0.03	$0.33	$(0.03)	$0.35	$0.02	$0.34	(3)
Earnings from discontinued operations [11]	—	—	—	—	—	—	—	—

Earnings / (losses) per share attributable to Marriott shareholders [12]	$0.30	$0.03	$0.33	$(0.03)	$0.35	$0.02	$0.34	(3)

EARNINGS / (LOSSES) PER SHARE - Diluted [13]
Earnings / (losses) from continuing operations attributable to Marriott shareholders [12]	$0.28	$0.03	$0.32	$(0.03)	$0.35	$0.02	$0.33	(3)
Earnings from discontinued operations [11]	—	—	—	—	—	—	—	—

Earnings / (losses) per share attributable to Marriott shareholders [12]	$0.28	$0.03	$0.32	$(0.03)	$0.35	$0.02	$0.33	(3)

Basic Shares [13]	357.6	357.6	357.6	353.0	353.0	353.0	353.0
Diluted Shares [13,14]	372.2	372.2	372.2	353.0	353.0	353.0	363.1

**	Denotes non-GAAP financial measures. Please see pages A-27 and A-28 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

See page A-3 for footnote references.

MARRIOTT INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts)

		Adjustments					Adjustments
	As Reported 52 Weeks Ended January 1, 2010	Restructuring Costs & Other Charges[6]	Timeshare Strategy - Impairment Charges[5,10]	Certain Tax Items	As Adjusted 52 Weeks Ended January 1, 2010**	As Reported 53 Weeks Ended January 2, 2009	Restructuring Costs & Other Charges[6]	Certain Tax Items	As Adjusted 53 Weeks Ended January 2, 2009**	Percent Better/(Worse) Adjusted 2009 vs. Adjusted 2008

REVENUES
Base management fees	$530	$—	$—	$—	$530	$635	$—	$—	$635	(17)
Franchise fees	400	—	—	—	400	451	—	—	451	(11)
Incentive management fees	154	—	—	—	154	311	—	—	311	(50)
Owned, leased, corporate housing and other revenue [1]	1,019	—	—	—	1,019	1,225	—	—	1,225	(17)
Timeshare sales and services [2]	1,123	24	—	—	1,147	1,423	61	—	1,484	(23)
Cost reimbursements [3]	7,682	—	—	—	7,682	8,834	—	—	8,834	(13)

Total Revenues	10,908	24	—	—	10,932	12,879	61	—	12,940	(16)

OPERATING COSTS AND EXPENSES
Owned, leased and corporate housing - direct [4]	951	—	—	—	951	1,088	—	—	1,088	13
Timeshare - direct	1,040	1	—	—	1,041	1,334	3	—	1,337	22
Timeshare strategy - impairment charges [5]	614	—	(614)	—	—	—	—	—	—	—
Reimbursed costs	7,682	—	—	—	7,682	8,834	—	—	8,834	13
Restructuring costs	51	(51)	—	—	—	55	(55)	—	—	—
General, administrative and other [7]	722	(100)	—	—	622	803	(54)	—	749	17

Total Expenses	11,060	(150)	(614)	—	10,296	12,114	(106)	—	12,008	14

OPERATING (LOSS) / INCOME	(152)	174	614	—	636	765	167	—	932	(32)

Gains and other income [8]	31	—	—	—	31	38	9	—	47	(34)
Interest expense	(118)	—	—	—	(118)	(163)	—	—	(163)	28
Interest income	25	—	—	—	25	39	—	—	39	(36)
Equity in (losses) earnings [9]	(66)	39	—	—	(27)	15	16	—	31	(187)
Timeshare strategy - impairment charges (non-operating) [10]	(138)	—	138	—	—	—	—	—	—	—

(LOSS) / INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(418)	213	752	—	547	694	192	—	886	(38)

Benefit / (Provision) for income taxes	65	(83)	(250)	56	(212)	(350)	(68)	72	(346)	39

(LOSS) / INCOME FROM CONTINUING OPERATIONS	(353)	130	502	56	335	344	124	72	540	(38)

Discontinued operations - Synthetic Fuel, net of tax [11]	—	—	—	—	—	3	—	—	3	(100)

NET (LOSS) / INCOME	(353)	130	502	56	335	347	124	72	543	(38)

Add: Net losses attributable to noncontrolling interests, net of tax	7	—	—	—	7	15	—	—	15	(53)

NET (LOSS) / INCOME ATTRIBUTABLE TO MARRIOTT	$(346)	$130	$502	$56	$342	$362	$124	$72	$558	(39)

(LOSSES) / EARNINGS PER SHARE - Basic [13]
(Losses) / earnings from continuing operations attributable to Marriott shareholders [12]	$(0.97)	$0.37	$1.41	$0.16	$0.96	$1.01	$0.35	$0.20	$1.56	(38)
Earnings from discontinued operations [11]	—	—	—	—	—	0.01	—	—	0.01	(100)

(Losses) / earnings per share attributable to Marriott shareholders [12]	$(0.97)	$0.37	$1.41	$0.16	$0.96	$1.02	$0.35	$0.20	$1.57	(39)

(LOSSES) / EARNINGS PER SHARE - Diluted [13]
(Losses) / earnings from continuing operations attributable to Marriott shareholders [12]	$(0.97)	$0.37	$1.41	$0.16	$0.93	$0.97	$0.33	$0.19	$1.49	(38)
Earnings from discontinued operations [11]	—	—	—	—	—	0.01	—	—	0.01	(100)

(Losses) / earnings per share attributable to Marriott shareholders [12]	$(0.97)	$0.37	$1.41	$0.16	$0.93	$0.98	$0.33	$0.19	$1.50	(38)

Basic Shares [13]	356.4	356.4	356.4	356.4	356.4	355.6	355.6	355.6	355.6
Diluted Shares [13,14]	356.4	356.4	356.4	356.4	367.4	370.7	370.7	370.7	370.7

**	Denotes non-GAAP financial measures. Please see pages A-27 and A-28 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

See page A-3 for footnote references.

MARRIOTT INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts)

Reconciliations of Consolidated Income / (Loss) from Continuing Operations to Income / (Loss) from Continuing Operations Attributable to Marriott

		Adjustments					Adjustments			Percent Better/ (Worse) Adjusted 2009 vs. Adjusted 2008
	As Reported 16 Weeks Ended January 1, 2010	Restructuring Costs & Other Charges[6]	As Adjusted 16 Weeks Ended January 1, 2010**			As Reported 17 Weeks Ended January 2, 2009	Restructuring Costs & Other Charges[6]	Certain Tax Items	As Adjusted 17 Weeks Ended January 2, 2009**

CONSOLIDATED INCOME / (LOSS) FROM CONTINUING OPERATIONS	$106	$12	$118			$(12)	$124	$7	$119	(1)
Add: Losses attributable to noncontrolling interests, net of tax	—	—	—			2	—	—	2	(100)

INCOME / (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO MARRIOTT	$106	$12	$118			$(10)	$124	$7	$121	(2)

		Adjustments					Adjustments			Percent Better/ (Worse) Adjusted 2009 vs. Adjusted 2008
	As Reported 52 Weeks Ended January 1, 2010	Restructuring Costs & Other Charges[6]	Timeshare Strategy - Impairment Charges[5,10]	Certain Tax Items	As Adjusted 52 Weeks Ended January 1, 2010**	As Reported 53 Weeks Ended January 2, 2009	Restructuring Costs & Other Charges[6]	Certain Tax Items	As Adjusted 53 Weeks Ended January 2, 2009**

CONSOLIDATED (LOSS) / INCOME FROM CONTINUING OPERATIONS	$(353)	$130	$502	$56	$335	$344	$124	$72	$540	(38)
Add: Losses attributable to noncontrolling interests, net of tax	7	—	—	—	7	15	—	—	15	(53)

(LOSS) / INCOME FROM CONTINUING OPERATIONS ATTRIBUTABLE TO MARRIOTT	$(346)	$130	$502	$56	$342	$359	$124	$72	$555	(38)

**		Denotes non-GAAP financial measures. Please see pages A-27 and A-28 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.
[1]	–	Owned, leased, corporate housing and other revenue includes revenue from the properties we own or lease, revenue from our corporate housing business, termination fees and other revenue.

[2]	–	Timeshare sales and services includes total timeshare revenue except for base management fees, incentive management fees, cost reimbursements, real estate gains and joint venture earnings. Timeshare sales and services also includes gains / (losses) on the sale of timeshare note receivable securitizations.
[3]	–	Cost reimbursements include reimbursements from lodging properties for Marriott-funded operating expenses.
[4]	–	Owned, leased and corporate housing—direct expenses include operating expenses related to our owned or leased hotels, including lease payments, pre-opening expenses and depreciation, plus expenses related to our corporate housing business.
[5]	–	Reflects the following 2009 third quarter impairments: inventory $529 million, property and equipment $64 million; and other impairments $21 million, all of which are allocated to the Timeshare segment. See page A-16 for information regarding Timeshare Strategy—Impairment Charges.
[6]	–	Refer to page A-15 for information regarding Restructuring and Other Charges.
[7]	–	General, administrative and other expenses include the overhead costs allocated to our segments, and our corporate overhead costs and general expenses.
[8]	–	Gains and other income includes gains and losses on: the sale of real estate, note sales or repayments (except timeshare note securitizations), the sale of joint ventures and investments; and debt extinguishments, as well as income from cost method joint ventures.
[9]	–	Equity in (losses) earnings includes our equity in (losses) / earnings of unconsolidated equity method joint ventures.
[10]	–	Reflects the 2009 third quarter $71 million joint venture impairment charge which is allocated to the Timeshare segment and $67 million loan impairment and funding liability charge which is unallocated. See page A-16 for information regarding Timeshare Strategy—Impairment Charges.
[11]	–	Discontinued operations relates to our Synthetic Fuel business which was shut down and substantially all the assets liquidated at December 28, 2007.
[12]	–	Earnings / (Losses) per share attributable to Marriott shareholders plus adjustment items may not equal earnings per share attributable to Marriott shareholders as adjusted due to rounding.
[13]	–	All share numbers and per share amounts have been retroactively adjusted to reflect the stock dividends with distribution dates of July 30, 2009, September 3, 2009 and December 3, 2009.
[14]	–	Basic and fully diluted weighted average common shares outstanding used to calculate earnings per share from continuing operations for the periods in which we had a loss are the same because inclusion of additional equivalents would be anti-dilutive.

MARRIOTT INTERNATIONAL, INC.

BUSINESS SEGMENTS

($ in millions)

	Quarter Ended[3]		Percent Better/
	January 1, 2010	January 2, 2009	(Worse)
REVENUES

North American Full-Service	$1,466	$1,714	(14)
North American Limited-Service	585	663	(12)
International	389	451	(14)
Luxury	442	512	(14)
Timeshare	477	424	13

Total segment revenues [1]	3,359	3,764	(11)
Other unallocated corporate	21	20	5

Total	$3,380	$3,784	(11)

INCOME / (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO MARRIOTT

North American Full-Service	$81	$129	(37)
North American Limited-Service	83	94	(12)
International	40	67	(40)
Luxury	17	12	42
Timeshare [2]	54	(95)	157

Total segment financial results [1]	275	207	33
Other unallocated corporate	(72)	(143)	50
Interest income and interest expense	(29)	(39)	26
Income taxes [2]	(68)	(35)	(94)

Total	$106	$(10)	1,160

[1]

We consider segment revenues and segment financial results to be meaningful indicators of our performance because they measure changes in our profitability as a lodging company and enable investors to compare the revenues and results of our lodging operations to those of other lodging companies.

[2]

We allocate noncontrolling interests of our consolidated subsidiaries to our segments. For the 2008 fourth quarter, we allocated $2 million of noncontrolling interests as follows: $4 million to our Timeshare segment and $(2) million to provision for income taxes.

[3]	There were 16 weeks in the quarter ended January 1, 2010 and 17 weeks in the quarter ended January 2, 2009.

MARRIOTT INTERNATIONAL, INC.

BUSINESS SEGMENTS

($ in millions)

	Year Ended[5]		Percent
	January 1, 2010	January 2, 2009	Better/ (Worse)
REVENUES

North American Full-Service	$4,848	$5,631	(14)
North American Limited-Service	1,986	2,233	(11)
International	1,145	1,544	(26)
Luxury	1,413	1,659	(15)
Timeshare	1,439	1,750	(18)

Total segment revenues [1]	10,831	12,817	(15)
Other unallocated corporate	77	62	24

Total	$10,908	$12,879	(15)

INCOME / (LOSS) FROM CONTINUING OPERATIONS ATTRIBUTABLE TO MARRIOTT

North American Full-Service	$272	$419	(35)
North American Limited-Service	265	395	(33)
International [3]	129	246	(48)
Luxury	17	78	(78)
Timeshare [2,3]	(679)	28	(2525)

Total segment financial results [1]	4	1,166	(100)
Other unallocated corporate [4]	(318)	(324)	2
Interest income and interest expense	(93)	(124)	25
Income taxes [3]	61	(359)	117

Total	$(346)	$359	(196)

[1]

We consider segment revenues and segment financial results to be meaningful indicators of our performance because they measure changes in our profitability as a lodging company and enable investors to compare the revenues and results of our lodging operations to those of other lodging companies.

[2]	Reflects $685 million of impairment charges recorded in the 2009 third quarter.
[3]

We allocate noncontrolling interests of our consolidated subsidiaries to our segments. Accordingly, we allocated $7 million of noncontrolling interests of our consolidated subsidiaries in 2009 as reflected in our income statement as follows: $11 million to our Timeshare segment and $(4) million to provision for income taxes. In 2008, we allocated $15 million of noncontrolling interests as follows: $25 million to our Timeshare segment, $(1) million to our International segment, and $(9) million to provision for income taxes.

[4]	Reflects a $67 million loan impairment and funding liability charge in the 2009 third quarter which is unallocated. See page A-16 for additional information.
[5]	There were 52 weeks in the year ended January 1, 2010 and 53 weeks in the year ended January 2, 2009.

MARRIOTT INTERNATIONAL, INC.

TOTAL LODGING PRODUCTS 1

	Number of Properties			Number of Rooms/Suites
Brand	January 1, 2010	January 2, 2009	vs. January 2, 2009	January 1, 2010	January 2, 2009	vs. January 2, 2009
Domestic Full-Service
Marriott Hotels & Resorts	353	348	5	140,160	138,613	1,547
Renaissance Hotels & Resorts	79	76	3	28,918	27,774	1,144
Domestic Limited-Service
Courtyard	768	728	40	107,640	101,743	5,897
Fairfield Inn	620	560	60	55,622	49,678	5,944
SpringHill Suites	255	207	48	29,846	24,027	5,819
Residence Inn	591	555	36	70,995	66,252	4,743
TownePlace Suites	184	163	21	18,451	16,328	2,123
International
Marriott Hotels & Resorts	192	183	9	58,595	54,617	3,978
Renaissance Hotels & Resorts	64	65	(1)	21,664	21,615	49
Courtyard	90	80	10	17,566	15,515	2,051
Fairfield Inn	9	9	—	1,109	1,109	—
SpringHill Suites	1	1	—	124	124	—
Residence Inn	17	18	(1)	2,417	2,665	(248)
Marriott Executive Apartments	23	20	3	3,880	3,217	663
Luxury
The Ritz-Carlton - Domestic	40	37	3	12,115	11,629	486
The Ritz-Carlton - International	34	33	1	10,171	10,204	(33)
Bulgari Hotels & Resorts	2	2	—	117	117	—
The Ritz-Carlton Residential	26	23	3	2,706	2,269	437
The Ritz-Carlton Serviced Apartments	3	3	—	474	478	(4)
Timeshare [2]
Marriott Vacation Club [3]	52	51	1	11,854	11,797	57
The Ritz-Carlton Destination Club	9	10	(1)	461	456	5
The Ritz-Carlton Residences	4	3	1	237	148	89
Grand Residences by Marriott - Fractional	2	2	—	248	241	7
Grand Residences by Marriott - Residential	2	1	1	91	65	26

Sub Total Timeshare	69	67	2	12,891	12,707	184

Total	3,420	3,178	242	595,461	560,681	34,780

Number of Timeshare Interval, Fractional and Residential Resorts

	Total Properties [2]	Properties in Active Sales [4]
100% Company-Developed
Marriott Vacation Club [3]	52	29
The Ritz-Carlton Destination Club and Residences	9	8
Grand Residences by Marriott and Residences	4	4

Joint Ventures
The Ritz-Carlton Destination Club and Residences	4	4

Total	69	45

[1]	Total Lodging Products excludes the 2,072 and 2,332 corporate housing rental units as of January 1, 2010 and January 2, 2009, respectively.
[2]	Includes products that are in active sales as well as those that are sold out. Residential products are included once they possess a certificate of occupancy.
[3]	Marriott Vacation Club includes Horizons by Marriott Vacation Club products that were previously reported separately.
[4]	Products in active sales may not be ready for occupancy.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Constant $

Comparable Company-Operated International Properties1

	Four Months Ended December 31, 2009 and December 31, 2008
	REVPAR		Occupancy			Average Daily Rate
Region	2009	vs. 2008	2009	vs. 2008		2009	vs. 2008
Caribbean & Latin America	$109.05	-16.4%	65.9%	-3.1	% pts.	$165.45	-12.4%
Continental Europe	$121.11	-11.1%	70.6%	0.6	% pts.	$171.44	-11.9%
United Kingdom	$110.38	-5.7%	74.5%	0.0	% pts.	$148.16	-5.7%
Middle East & Africa	$98.17	-13.9%	71.9%	-2.4	% pts.	$136.59	-11.0%
Asia Pacific[2]	$91.49	-8.1%	69.4%	4.4	% pts.	$131.86	-13.9%
Regional Composite[3]	$107.59	-10.6%	70.4%	0.6	% pts.	$152.88	-11.4%
International Luxury[4]	$173.30	-17.1%	57.2%	-1.5	% pts.	$303.07	-14.9%
Total International[5]	$114.21	-11.7%	69.0%	0.4	% pts.	$165.41	-12.2%
Worldwide[6]	$97.26	-12.4%	64.8%	-0.9	% pts.	$150.05	-11.2%

Comparable Systemwide International Properties1

	Four Months Ended December 31, 2009 and December 31, 2008
	REVPAR		Occupancy			Average Daily Rate
Region	2009	vs. 2008	2009	vs. 2008		2009	vs. 2008
Caribbean & Latin America	$94.13	-15.2%	63.9%	-2.5	% pts.	$147.24	-11.9%
Continental Europe	$119.20	-11.8%	69.5%	0.2	% pts.	$171.56	-12.1%
United Kingdom	$108.89	-6.0%	74.1%	-0.1	% pts.	$147.03	-5.9%
Middle East & Africa	$98.17	-13.9%	71.9%	-2.4	% pts.	$136.59	-11.0%
Asia Pacific[2]	$98.49	-9.9%	69.1%	2.3	% pts.	$142.57	-13.0%
Regional Composite[3]	$106.59	-11.2%	69.3%	0.1	% pts.	$153.77	-11.3%
International Luxury[4]	$173.30	-17.1%	57.2%	-1.5	% pts.	$303.07	-14.9%
Total International[5]	$112.08	-12.0%	68.3%	0.0	% pts.	$164.06	-12.0%
Worldwide[6]	$81.10	-12.5%	62.8%	-1.7	% pts.	$129.11	-10.1%

[1]

We report international results on a period basis, and international statistics on a monthly basis. Statistics are in constant dollars for September through December. International includes properties located outside the Continental United States and Canada, except for Worldwide which also includes North America.

[2]	Does not include Hawaii.
[3]	Regional information includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts and Courtyard brands. Includes Hawaii.
[4]	International Luxury includes The Ritz-Carlton properties outside of North America and Bulgari Hotels & Resorts.
[5]	Includes Regional Composite and International Luxury.
[6]

Includes international statistics for the four calendar months ended December 31, 2009 and December 31, 2008, and North American statistics for the sixteen weeks ended January 1, 2010 and the seventeen weeks ended January 2, 2009. Includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts, The Ritz-Carlton, Bulgari Hotels & Resorts, Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites and SpringHill Suites brands.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Constant $

Comparable Company-Operated International Properties1

	Twelve Months Ended December 31, 2009 and December 31, 2008
	REVPAR		Occupancy			Average Daily Rate
Region	2009	vs. 2008	2009	vs. 2008		2009	vs. 2008
Caribbean & Latin America	$117.59	-19.8%	67.0%	-7.6	% pts.	$175.43	-10.8%
Continental Europe	$107.83	-16.0%	66.9%	-3.3	% pts.	$161.17	-11.9%
United Kingdom	$101.41	-11.1%	72.5%	-3.0	% pts.	$139.81	-7.5%
Middle East & Africa	$94.21	-18.9%	68.6%	-9.1	% pts.	$137.31	-8.1%
Asia Pacific[2]	$80.80	-21.1%	63.6%	-4.5	% pts.	$127.12	-15.5%
Regional Composite[3]	$100.44	-17.1%	67.3%	-4.6	% pts.	$149.15	-11.4%
International Luxury[4]	$179.99	-22.1%	56.8%	-7.2	% pts.	$317.16	-12.2%
Total International[5]	$108.45	-18.0%	66.3%	-4.9	% pts.	$163.64	-11.9%
Worldwide[6]	$96.86	-18.3%	65.2%	-5.0	% pts.	$148.61	-12.1%

Comparable Systemwide International Properties1

	Twelve Months Ended December 31, 2009 and December 31, 2008
	REVPAR		Occupancy			Average Daily Rate
Region	2009	vs. 2008	2009	vs. 2008		2009	vs. 2008
Caribbean & Latin America	$101.02	-19.6%	63.6%	-6.9	% pts.	$158.85	-10.8%
Continental Europe	$106.00	-16.9%	65.3%	-4.0	% pts.	$162.33	-11.8%
United Kingdom	$100.03	-11.3%	72.0%	-3.0	% pts.	$139.01	-7.6%
Middle East & Africa	$94.21	-18.9%	68.6%	-9.1	% pts.	$137.31	-8.1%
Asia Pacific[2]	$87.33	-19.3%	64.1%	-5.1	% pts.	$136.15	-12.9%
Regional Composite[3]	$99.11	-17.2%	66.1%	-4.9	% pts.	$149.93	-11.0%
International Luxury[4]	$179.99	-22.1%	56.8%	-7.2	% pts.	$317.16	-12.2%
Total International[5]	$105.78	-17.9%	65.3%	-5.1	% pts.	$161.89	-11.5%
Worldwide[6]	$82.83	-17.3%	64.2%	-4.9	% pts.	$128.92	-10.9%

[1]

We report international results on a period basis, and international statistics on a monthly basis. Statistics are in constant dollars for January through December. International includes properties located outside the Continental United States and Canada, except for Worldwide which also includes North America.

[2]	Does not include Hawaii.
[3]	Regional information includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts and Courtyard brands. Includes Hawaii.
[4]	International Luxury includes The Ritz-Carlton properties outside of North America and Bulgari Hotels & Resorts.
[5]	Includes Regional Composite and International Luxury.
[6]

Includes international statistics for the twelve calendar months ended December 31, 2009 and December 31, 2008, and North American statistics for the fifty-two weeks ended January 1, 2010 and the fifty-three weeks ended January 2, 2009. Includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts, The Ritz-Carlton, Bulgari Hotels & Resorts, Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites and SpringHill Suites brands.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

(Excludes 53rd Week of 2008 for North America)

Comparable Company-Operated North American Properties1

	Sixteen Weeks Ended January 1, 2010 and January 2, 2009
	REVPAR		Occupancy			Average Daily Rate
Brand	2009	vs. 2008	2009	vs. 2008		2009	vs. 2008
Marriott Hotels & Resorts	$104.04	-11.1%	65.0%	-0.2	% pts.	$160.11	-10.9%
Renaissance Hotels & Resorts	$96.24	-12.5%	63.4%	-0.4	% pts.	$151.82	-11.9%
Composite North American Full-Service[2]	$102.69	-11.3%	64.7%	-0.2	% pts.	$158.70	-11.1%
The Ritz-Carlton[3]	$169.42	-11.6%	60.8%	1.0	% pts.	$278.52	-13.0%
Composite North American Full-Service & Luxury[4]	$109.42	-11.4%	64.3%	-0.1	% pts.	$170.12	-11.3%
Residence Inn	$74.33	-12.9%	67.2%	-1.7	% pts.	$110.55	-10.6%
Courtyard	$63.88	-15.9%	59.4%	-1.9	% pts.	$107.57	-13.2%
TownePlace Suites	$41.61	-26.5%	57.1%	-8.6	% pts.	$72.83	-15.4%
SpringHill Suites	$55.25	-14.7%	59.3%	-2.0	% pts.	$93.22	-11.8%
Composite North American Limited-Service[5]	$64.87	-15.3%	61.5%	-2.2	% pts.	$105.51	-12.2%
Composite - All[6]	$90.40	-12.6%	63.1%	-1.0	% pts.	$143.25	-11.2%

Comparable Systemwide North American Properties1

	Sixteen Weeks Ended January 1, 2010 and January 2, 2009
	REVPAR		Occupancy			Average Daily Rate
Brand	2009	vs. 2008	2009	vs. 2008		2009	vs. 2008
Marriott Hotels & Resorts	$89.76	-11.8%	61.9%	-0.9	% pts.	$145.12	-10.6%
Renaissance Hotels & Resorts	$86.11	-12.1%	62.4%	-0.3	% pts.	$137.91	-11.8%
Composite North American Full-Service[2]	$89.15	-11.9%	62.0%	-0.8	% pts.	$143.90	-10.8%
The Ritz-Carlton[3]	$169.42	-11.6%	60.8%	1.0	% pts.	$278.52	-13.0%
Composite North American Full-Service & Luxury[4]	$93.95	-11.9%	61.9%	-0.7	% pts.	$151.82	-10.9%
Residence Inn	$75.57	-11.3%	68.2%	-1.6	% pts.	$110.81	-9.2%
Courtyard	$65.60	-13.9%	60.1%	-2.3	% pts.	$109.09	-10.6%
Fairfield Inn	$46.62	-12.7%	57.2%	-3.0	% pts.	$81.56	-8.1%
TownePlace Suites	$46.21	-17.0%	59.3%	-4.0	% pts.	$77.98	-11.3%
SpringHill Suites	$56.37	-13.4%	59.9%	-2.1	% pts.	$94.09	-10.4%
Composite North American Limited-Service[5]	$62.70	-13.0%	61.6%	-2.3	% pts.	$101.79	-9.7%
Composite - All[6]	$74.90	-12.5%	61.7%	-1.7	% pts.	$121.37	-10.1%

[1]	North America includes properties located in the Continental United States and Canada.
[2]	Includes the Marriott Hotels & Resorts and Renaissance Hotels & Resorts brands.
[3]	Statistics for The Ritz-Carlton are for September through December.
[4]	Includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts and The Ritz-Carlton brands.
[5]	Includes the Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites and SpringHill Suites brands.
[6]	Includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites, and SpringHill Suites brands.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

(Excludes 53rd Week of 2008 for North America)

Comparable Company-Operated North American Properties1

	Fifty-two Weeks Ended January 1, 2010 and January 2, 2009
	REVPAR		Occupancy			Average Daily Rate
Brand	2009	vs. 2008	2009	vs. 2008		2009	vs. 2008
Marriott Hotels & Resorts	$104.60	-17.9%	66.3%	-4.8	% pts.	$157.81	-11.9%
Renaissance Hotels & Resorts	$100.42	-16.7%	65.3%	-4.6	% pts.	$153.71	-10.8%
Composite North American Full-Service[2]	$103.87	-17.7%	66.1%	-4.8	% pts.	$157.10	-11.7%
The Ritz-Carlton[3]	$172.61	-23.1%	61.5%	-6.5	% pts.	$280.76	-14.9%
Composite North American Full-Service & Luxury[4]	$110.30	-18.5%	65.7%	-4.9	% pts.	$167.93	-12.4%
Residence Inn	$79.38	-17.1%	69.5%	-5.8	% pts.	$114.27	-10.1%
Courtyard	$67.15	-22.5%	61.2%	-6.4	% pts.	$109.78	-14.4%
TownePlace Suites	$47.45	-21.8%	61.3%	-8.0	% pts.	$77.40	-11.6%
SpringHill Suites	$59.63	-20.7%	61.3%	-7.4	% pts.	$97.32	-11.2%
Composite North American Limited-Service[5]	$68.83	-20.8%	63.5%	-6.4	% pts.	$108.33	-12.8%
Composite - All[6]	$92.52	-19.3%	64.8%	-5.6	% pts.	$142.86	-12.3%

Comparable Systemwide North American Properties1

	Fifty-two Weeks Ended January 1, 2010 and January 2, 2009
	REVPAR		Occupancy			Average Daily Rate
Brand	2009	vs. 2008	2009	vs. 2008		2009	vs. 2008
Marriott Hotels & Resorts	$92.09	-18.2%	63.4%	-5.1	% pts.	$145.16	-11.7%
Renaissance Hotels & Resorts	$89.75	-17.1%	63.8%	-4.7	% pts.	$140.75	-11.0%
Composite North American Full-Service[2]	$91.70	-18.0%	63.5%	-5.0	% pts.	$144.42	-11.6%
The Ritz-Carlton[3]	$172.61	-23.1%	61.5%	-6.5	% pts.	$280.76	-14.9%
Composite North American Full-Service & Luxury[4]	$96.18	-18.6%	63.4%	-5.1	% pts.	$151.75	-12.0%
Residence Inn	$80.48	-15.3%	70.7%	-5.0	% pts.	$113.86	-9.2%
Courtyard	$69.87	-19.2%	62.8%	-5.7	% pts.	$111.20	-11.8%
Fairfield Inn	$51.41	-16.3%	60.8%	-5.8	% pts.	$84.62	-8.3%
TownePlace Suites	$51.24	-17.7%	62.8%	-6.5	% pts.	$81.60	-9.3%
SpringHill Suites	$62.01	-16.9%	62.7%	-5.7	% pts.	$98.97	-9.4%
Composite North American Limited-Service[5]	$67.40	-17.3%	64.5%	-5.6	% pts.	$104.55	-10.2%
Composite - All[6]	$78.59	-17.9%	64.0%	-5.4	% pts.	$122.71	-11.0%

[1]	North America includes properties located in the Continental United States and Canada.
[2]	Includes the Marriott Hotels & Resorts and Renaissance Hotels & Resorts brands.
[3]	Statistics for The Ritz-Carlton are for January through December.
[4]	Includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts and The Ritz-Carlton brands.
[5]	Includes the Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites and SpringHill Suites brands.
[6]	Includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites, and SpringHill Suites brands.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Comparable Company-Operated North American Properties1

	Sixteen Weeks Ended January 1, 2010 and Seventeen Weeks Ended January 2, 2009
	REVPAR		Occupancy			Average Daily Rate
Brand	2009	vs. 2008	2009	vs. 2008		2009	vs. 2008
Marriott Hotels & Resorts	$104.04	-11.9%	65.0%	-0.6	% pts.	$160.11	-11.1%
Renaissance Hotels & Resorts	$96.24	-13.4%	63.4%	-0.9	% pts.	$151.82	-12.1%
Composite North American Full-Service[2]	$102.69	-12.2%	64.7%	-0.7	% pts.	$158.70	-11.2%
The Ritz-Carlton[3]	$169.42	-11.6%	60.8%	1.0	% pts.	$278.52	-13.0%
Composite North American Full-Service & Luxury[4]	$109.42	-11.8%	64.3%	-0.6	% pts.	$170.12	-11.0%
Residence Inn	$74.33	-13.6%	67.2%	-2.2	% pts.	$110.55	-10.8%
Courtyard	$63.88	-17.0%	59.4%	-2.4	% pts.	$107.57	-13.6%
TownePlace Suites	$41.61	-26.7%	57.1%	-8.8	% pts.	$72.83	-15.3%
SpringHill Suites	$55.25	-15.5%	59.3%	-2.3	% pts.	$93.22	-12.1%
Composite North American Limited-Service[5]	$64.87	-16.2%	61.5%	-2.6	% pts.	$105.51	-12.6%
Composite - All[6]	$90.40	-13.1%	63.1%	-1.4	% pts.	$143.25	-11.1%

Comparable Systemwide North American Properties[1]
	Sixteen Weeks Ended January 1, 2010 and Seventeen Weeks Ended January 2, 2009
	REVPAR		Occupancy			Average Daily Rate
Brand	2009	vs. 2008	2009	vs. 2008		2009	vs. 2008
Marriott Hotels & Resorts	$89.76	-12.6%	61.9%	-1.3	% pts.	$145.12	-10.8%
Renaissance Hotels & Resorts	$86.11	-13.1%	62.4%	-0.7	% pts.	$137.91	-12.1%
Composite North American Full-Service[2]	$89.15	-12.7%	62.0%	-1.2	% pts.	$143.90	-11.0%
The Ritz-Carlton[3]	$169.42	-11.6%	60.8%	1.0	% pts.	$278.52	-13.0%
Composite North American Full-Service & Luxury[4]	$93.95	-12.3%	61.9%	-1.1	% pts.	$151.82	-10.8%
Residence Inn	$75.57	-12.0%	68.2%	-2.0	% pts.	$110.81	-9.4%
Courtyard	$65.60	-14.9%	60.1%	-2.8	% pts.	$109.09	-11.0%
Fairfield Inn	$46.62	-13.6%	57.2%	-3.3	% pts.	$81.56	-8.5%
TownePlace Suites	$46.21	-17.7%	59.3%	-4.4	% pts.	$77.98	-11.5%
SpringHill Suites	$56.37	-14.3%	59.9%	-2.5	% pts.	$94.09	-10.8%
Composite North American Limited-Service[5]	$62.70	-13.9%	61.6%	-2.8	% pts.	$101.79	-10.0%
Composite - All[6]	$74.90	-13.1%	61.7%	-2.1	% pts.	$121.37	-10.1%

[1]	North America includes properties located in the Continental United States and Canada.
[2]	Includes the Marriott Hotels & Resorts and Renaissance Hotels & Resorts brands.
[3]	Statistics for The Ritz-Carlton are for September through December.
[4]	Includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts and The Ritz-Carlton brands.
[5]	Includes the Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites and SpringHill Suites brands.
[6]	Includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites, and SpringHill Suites brands.

MARRIOTT INTERNATIONAL, INC.

KEY LODGING STATISTICS

Comparable Company-Operated North American Properties1

	Fifty-two Weeks Ended January 1, 2010 and Fifty-three Weeks Ended January 2, 2009
	REVPAR		Occupancy			Average Daily Rate
Brand	2009	vs. 2008	2009	vs. 2008		2009	vs. 2008
Marriott Hotels & Resorts	$104.60	-17.2%	66.3%	-4.3	% pts.	$157.81	-11.8%
Renaissance Hotels & Resorts	$100.42	-16.1%	65.3%	-4.2	% pts.	$153.71	-10.7%
Composite North American Full-Service[2]	$103.87	-17.0%	66.1%	-4.3	% pts.	$157.10	-11.6%
The Ritz-Carlton[3]	$172.61	-23.1%	61.5%	-6.5	% pts.	$280.76	-14.9%
Composite North American Full-Service & Luxury[4]	$110.30	-17.8%	65.7%	-4.5	% pts.	$167.93	-12.2%
Residence Inn	$79.38	-16.4%	69.5%	-5.3	% pts.	$114.27	-10.0%
Courtyard	$67.15	-21.7%	61.2%	-5.8	% pts.	$109.78	-14.2%
TownePlace Suites	$47.45	-21.1%	61.3%	-7.4	% pts.	$77.40	-11.5%
SpringHill Suites	$59.63	-20.0%	61.3%	-6.9	% pts.	$97.32	-11.0%
Composite North American Limited-Service[5]	$68.83	-20.0%	63.5%	-5.8	% pts.	$108.33	-12.7%
Composite - All[6]	$92.52	-18.5%	64.8%	-5.1	% pts.	$142.86	-12.2%

Comparable Systemwide North American Properties1

	Fifty-two Weeks Ended January 1, 2010 and Fifty-three Weeks Ended January 2, 2009
	REVPAR		Occupancy			Average Daily Rate
Brand	2009	vs. 2008	2009	vs. 2008		2009	vs. 2008
Marriott Hotels & Resorts	$92.09	-17.5%	63.4%	-4.6	% pts.	$145.16	-11.6%
Renaissance Hotels & Resorts	$89.75	-16.5%	63.8%	-4.3	% pts.	$140.75	-10.9%
Composite North American Full-Service[2]	$91.70	-17.3%	63.5%	-4.5	% pts.	$144.42	-11.5%
The Ritz-Carlton[3]	$172.61	-23.1%	61.5%	-6.5	% pts.	$280.76	-14.9%
Composite North American Full-Service & Luxury[4]	$96.18	-17.9%	63.4%	-4.6	% pts.	$151.75	-11.9%
Residence Inn	$80.48	-14.6%	70.7%	-4.5	% pts.	$113.86	-9.2%
Courtyard	$69.87	-18.3%	62.8%	-5.1	% pts.	$111.20	-11.7%
Fairfield Inn	$51.41	-15.6%	60.8%	-5.4	% pts.	$84.62	-8.1%
TownePlace Suites	$51.24	-16.9%	62.8%	-5.9	% pts.	$81.60	-9.2%
SpringHill Suites	$62.01	-16.1%	62.7%	-5.2	% pts.	$98.97	-9.2%
Composite North American Limited-Service[5]	$67.40	-16.6%	64.5%	-5.1	% pts.	$104.55	-10.0%
Composite - All[6]	$78.59	-17.2%	64.0%	-4.9	% pts.	$122.71	-10.9%

[1]	North America includes properties located in the Continental United States and Canada.
[2]	Includes the Marriott Hotels & Resorts and Renaissance Hotels & Resorts brands.
[3]	Statistics for The Ritz-Carlton are for January through December.
[4]	Includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts and The Ritz-Carlton brands.
[5]	Includes the Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites and SpringHill Suites brands.
[6]	Includes the Marriott Hotels & Resorts, Renaissance Hotels & Resorts, The Ritz-Carlton, Residence Inn, Courtyard, Fairfield Inn, TownePlace Suites, and SpringHill Suites brands.

MARRIOTT INTERNATIONAL, INC.

TIMESHARE SEGMENT

($ in millions)

		Adjustments				Adjustments
	As Reported 16 Weeks Ended January 1, 2010	Restructuring Costs & Other Charges	Timeshare Strategy - Impairment Charges	As Adjusted 16 Weeks Ended January 1, 2010**	As Reported 17 Weeks Ended January 2, 2009	Restructuring Costs & Other Charges	As Adjusted 17 Weeks Ended January 2, 2009**	Percent Better / (Worse) As Adjusted 2009 vs. As Adjusted 2008
Segment Revenues
Segment revenues	$477	$(2)	$—	$475	$424	$61	$485	(2)

Segment Results
Base fees revenue	$15	$—	$—	$15	$7	$—	$7	114
Timeshare sales and services, net	74	(2)	—	72	(48)	58	10	620
Timeshare strategy - impairment charges	—	—	—	—	—	—	—	—
Restructuring costs	(7)	7	—	—	(28)	28	—	—
General, administrative and other expense	(23)	—	—	(23)	(32)	—	(32)	28
Gains and other income	1	—	—	1	—	—	—	*
Joint venture equity earnings	(6)	3	—	(3)	2	7	9	(133)
Timeshare strategy - impairment charges (non-operating)	—	—	—	—	—	—	—	—
Noncontrolling interest	—	—	—	—	4	—	4	(100)

Segment results	$54	$8	$—	$62	$(95)	$93	$(2)	3,200

Sales and Services Revenue
Development	$185	$—	$—	$185	$231	$17	$248	(25)
Services	98	—	—	98	92	—	92	7
Financing	76	(2)	—	74	(1)	44	43	72
Other revenue	18	—	—	18	3	—	3	500

Sales and services revenue	$377	$(2)	$—	$375	$325	$61	$386	(3)

Contract Sales
Company:
Timeshare	$183	$—	$—	$183	$222	$—	$222	(18)
Fractional	3	3	—	6	1	2	3	100
Residential	9	—	—	9	(23)	16	(7)	229

Total company	195	3	—	198	200	18	218	(9)
Joint ventures:
Timeshare	—	—	—	—	—	—	—	—
Fractional	(12)	17	—	5	(23)	21	(2)	350
Residential	(8)	8	—	—	(74)	76	2	(100)

Total joint ventures	(20)	25	—	5	(97)	97	—	*

Total contract sales, including joint ventures	$175	$28	$—	$203	$103	$115	$218	(7)

Gain / (Loss) on Notes Sold
Gain / (loss) on notes sold	$38	$—	$—	$38	$(12)	$12	$—	*

*	Percent cannot be calculated.
**	Denotes non-GAAP financial measures. Please see pages A-27 and A-28 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

TIMESHARE SEGMENT

($ in millions)

		Adjustments				Adjustments
	As Reported 52 Weeks Ended January 1, 2010	Restructuring Costs & Other Charges	Timeshare Strategy - Impairment Charges	As Adjusted 52 Weeks Ended January 1, 2010**	As Reported 53 Weeks Ended January 2, 2009	Restructuring Costs & Other Charges	As Adjusted 53 Weeks Ended January 2, 2009**	Percent Better / (Worse) As Adjusted 2009 vs. As Adjusted 2008
Segment Revenues
Segment revenues	$1,439	$24	$—	$1,463	$1,750	$61	$1,811	(19)

Segment Results
Base fees revenue	$47	$—	$—	$47	$42	$—	$42	12
Timeshare sales and services, net	83	23	—	106	89	58	147	(28)
Timeshare strategy - impairment charges	(614)	—	614	—	—	—	—	—
Restructuring costs	(45)	45	—	—	(28)	28	—	—
General, administrative and other expense	(80)	7	—	(73)	(111)	—	(111)	34
Gains and other income	2	—	—	2	—	—	—	*
Joint venture equity earnings	(12)	6	—	(6)	11	7	18	(133)
Timeshare strategy - impairment charges (non-operating)	(71)	—	71	—	—	—	—	—
Noncontrolling interest	11	—	—	11	25	—	25	(56)

Segment results	$(679)	$81	$685	$87	$28	$93	$121	(28)

Sales and Services Revenue
Development	$626	$4	$—	$630	$953	$17	$970	(35)
Services	330	—	—	330	336	—	336	(2)
Financing	130	20	—	150	106	44	150	—
Other revenue	37	—	—	37	28	—	28	32

Sales and services revenue	$1,123	$24	$—	$1,147	$1,423	$61	$1,484	(23)

Contract Sales
Company:
Timeshare	$685	$—	$—	$685	$1,081	$—	$1,081	(37)
Fractional	28	4	—	32	35	2	37	(14)
Residential	8	4	—	12	10	16	26	(54)

Total company	721	8	—	729	1,126	18	1,144	(36)
Joint ventures:
Timeshare	—	—	—	—	—	—	—	—
Fractional	(21)	40	—	19	(6)	21	15	27
Residential	(35)	35	—	—	(44)	76	32	(100)

Total joint ventures	(56)	75	—	19	(50)	97	47	(60)

Total contract sales, including joint ventures	$665	$83	$—	$748	$1,076	$115	$1,191	(37)

Gain / (Loss) on Notes Sold
Gain / (loss) on notes sold	$37	$—	$—	$37	$16	$12	$28	32

*	Percent cannot be calculated.
**	Denotes non-GAAP financial measures. Please see pages A-27 and A-28 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

Summary of Restructuring Costs and Other Charges

($ in millions)

		2009
External Line	Description	Fourth Quarter	Fourth Quarter Year to Date

Timeshare sales and services revenue	Mark-to-market of residual interests	$(2)	$20
	Contract sale cancellation allowances	—	4

Timeshare sales and services revenue		(2)	24

Timeshare - direct expenses	Contract sale cancellation allowances	—	(1)

	Timeshare - direct expenses	—	(1)

Restructuring costs	Severance	5	21
	Facilities exit costs	2	29
	Development cancellations	—	1

	Restructuring costs	7	51

General, administrative and other	System development write-down	—	7
	Accounts receivable and guarantee charges	—	4
	Loan impairments	—	43
	Reserves for security deposits & other asset impairments, net of prior year reserves	8	46

	General, administrative and other	8	100

Equity in (earnings) losses	Contract sale cancellation allowances	3	6
	Investment impairment	3	33

	Equity in (earnings) losses	6	39

Restructuring Costs & Other Charges Total		19	213

	Tax Impact	(7)	(83)

Restructuring Costs & Other Charges Net of Tax		$12	$130

MARRIOTT INTERNATIONAL, INC.

Timeshare Strategy - Impairment Charges Summary

Full Year 2009

($ in millions)

Impairment Charge
Operating Income Impact
Inventory impairment	$529
Property and equipment impairment	64
Other impairments	21

Total operating income impact	614

Non-Operating Income Impact
Joint venture impairment	71
Loan impairment	40
Funding liability	27

Total non-operating income impact	138

Total impact	752

Tax Impact	(250)

Timeshare Strategy - Impairment Charges Net of Tax	$502

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure

EBITDA and Adjusted EBITDA

($ in millions)

	Fiscal Year 2009
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net (Loss) / Income attributable to Marriott	$(23)	$37	$(466)	$106	$(346)
Interest expense	29	28	27	34	118
Tax provision, continuing operations	33	44	(210)	68	(65)
Tax provision, noncontrolling interest	1	2	1	—	4
Depreciation and amortization	39	42	43	61	185
Less: Depreciation reimbursed by third-party owners	(2)	(2)	(2)	(3)	(9)
Interest expense from unconsolidated joint ventures	3	6	4	6	19
Depreciation and amortization from unconsolidated joint ventures	6	6	6	9	27

EBITDA **	86	163	(597)	281	(67)

Restructuring costs and other charges
Severance	2	10	4	5	21
Facilities exit costs	—	22	5	2	29
Development cancellations	—	1	—	—	1

Total restructuring costs	2	33	9	7	51

Impairment of investments and other, net of prior year reserves	68	3	1	11	83
Reserves for loan losses	42	1	—	—	43
Contract cancellation allowances	4	1	1	3	9
Residual interests valuation	13	12	(3)	(2)	20
System development write-off	—	7	—	—	7

Total other charges	127	24	(1)	12	162

Total restructuring costs and other charges	129	57	8	19	213

Timeshare strategy - impairment charges
Operating impairments	—	—	614	—	614
Non-operating impairments	—	—	138	—	138

Total timeshare strategy - impairment charges	—	—	752	—	752

Adjusted EBITDA **	$215	$220	$163	$300	$898

Decrease over 2008 Adjusted EBITDA	-25%	-43%	-43%	-12%	-31%

	Fiscal Year 2008
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net Income / (Loss) attributable to Marriott	$121	$157	$94	$(10)	$362
Interest expense	42	38	33	50	163
Tax provision, continuing operations	75	139	103	33	350
Tax provision, minority interest	1	1	5	2	9
Tax benefit, synthetic fuel	—	(6)	(1)	—	(7)
Depreciation and amortization	41	47	42	60	190
Less: Depreciation reimbursed by third-party owners	(3)	(3)	(2)	(2)	(10)
Interest expense from unconsolidated joint ventures	4	4	5	5	18
Depreciation and amortization from unconsolidated joint ventures	5	6	6	10	27

EBITDA **	286	383	285	148	1,102

Discontinued operations adjustment (synthetic fuel)	1	2	1	—	4
Restructuring costs and other charges
Severance	—	—	—	19	19
Facilities exit costs	—	—	—	5	5
Development cancellations	—	—	—	31	31

Total restructuring costs	—	—	—	55	55

Reserves for expected fundings	—	—	—	16	16
Inventory write-downs	—	—	—	9	9
Contract cancellation allowances	—	—	—	12	12
Accounts receivable-bad debts	—	—	—	4	4
Residual interests valuation	—	—	—	32	32
Hedge ineffectiveness	—	—	—	12	12
Impairment of investments and other	—	—	—	30	30
Reserves for loan losses	—	—	—	22	22

Total other charges	—	—	—	137	137

Total restructuring costs and other charges	—	—	—	192	192

Adjusted EBITDA **	$287	$385	$286	$340	$1,298

The following items make up the discontinued operations adjustment (synthetic fuel)
Pre-tax Synthetic Fuel losses	$1	$2	$1	$—	$4

EBITDA adjustment for discontinued operations (synthetic fuel)	$1	$2	$1	$—	$4

**	Denotes non-GAAP financial measures. Please see pages A-27 and A-28 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure

Total Debt Net of Cash

($ in millions)

	Balance at Year-End 2009	Balance at Year-End 2008	Better/ (Worse) Change
Total debt	$2,298	$3,095	$797
Cash and cash equivalents	(115)	(134)	(19)

Total debt net of cash**	$2,183	$2,961	$778

	Range		Range
	Estimated Balance	Estimated Balance	As Compared to Balance at Year-End 2009
	Year-End 2010 (a)	Year-End 2010 (b)	Better/(Worse) Change (a)	Better/(Worse) Change (b)
Total debt	$2,851	$2,751	$(553)	$(453)
Cash and cash equivalents	(115)	(115)	—	—

Total debt net of cash**	2,736	2,636	(553)	(453)
Less the impact of ASU Nos. 2009-16 and 2009-17	(953)	(953)	953	953

Adjusted total debt net of cash** (c)	$1,783	$1,683	$400	$500

(a)	Assumes $400 debt repayment in 2010.
(b)	Assumes $500 debt repayment in 2010.
(c)	Excludes the impact of the update to ASU Nos. 2009-16 and 2009-17.
**	Denotes non-GAAP financial measures. Please see pages A-27 and A-28 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure Reconciliation

Adjusted Fourth Quarter and Full Year 2008 and 2009

General, Adminstrative, and Other Expenses Excluding Restructuring

Costs, Other Charges and Deferred Compensation Charges (Credits)

($ in millions)

	Fourth Quarter 2008	Fourth Quarter 2009	Percent Better/(Worse) Adjusted 2009 vs. Adjusted 2008
General, administrative and other expenses	$292	$215
Less: Restructuring costs and other charges	(54)	(8)
Deferred Compensation (charges) credits	16	(5)

Adjusted General, administrative and other expenses**	$254	$202	20

	Full Year 2008	Full Year 2009	Percent Better/(Worse) Adjusted 2009 vs. Adjusted 2008
General, administrative and other expenses	$803	$722
Less: Restructuring costs and other charges	(54)	(100)
Deferred Compensation (charges) credits	28	(15)

Adjusted General, administrative and other expenses**	$777	$607	22

**	Denotes non-GAAP financial measures. Please see pages A-27 and A-28 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure

2009 Adjusted for ASU Nos. 2009-16 and 2009-17 and Forecasted 2010

EBITDA and Adjusted EBITDA

($ in millions)

				Range
	2009 Fiscal Year	ASU Nos. 2009-16 and 2009-17 Adjustments	As Adjusted For ASU Nos. 2009-16 and 2009-17 Fiscal Year 2009**	Estimated EBITDA Full Year 2010
Net (Loss) / Income attributable to Marriott	$(346)	$(1)	$(347)	$311	$356
Interest expense	118	77	195	195	190
Tax provision, continuing operations	(65)		(65)	179	204
Tax provision, noncontrolling interest	4	—	4	—	—
Depreciation and amortization	185	—	185	187	187
Less: Depreciation reimbursed by third-party owners	(9)	—	(9)	(21)	(21)
Interest expense from unconsolidated joint ventures	19	—	19	27	27
Depreciation and amortization from unconsolidated joint ventures	27	—	27	30	30

EBITDA **	(67)	76	9	908	973

Restructuring costs and other charges
Severance	21	—	21	—	—
Facilities exit costs	29	—	29	—	—
Development cancellations	1	—	1	—	—

Total restructuring costs	51	—	51	—	—

Impairment of investments and other, net of prior year reserves	83	—	83	—	—
Reserves for loan losses	43	—	43	—	—
Contract cancellation allowances	9	—	9	—	—
Residual interests valuation	20	—	20	—	—
System development write-off	7	—	7	—	—

Total other charges	162	—	162	—	—

Total restructuring costs and other charges	213	—	213	—	—

Timeshare strategy - impairment charges
Operating impairments	614	—	614	—	—
Non-operating impairments	138	—	138	—	—

Total timeshare strategy - impairment charges	752	—	752	—	—

Adjusted EBITDA **	$898	$76	$974	$908	$973

**	Denotes non-GAAP financial measures. Please see pages A-27 and A-28 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measure Reconciliation

First Quarter 2009 General, Administrative, and Other Expenses

Excluding Restructuring Costs and Other Charges

($ in millions)

	Range			Range
	Estimated First Quarter 2010	Estimated First Quarter 2010	First Quarter 2009	Percent Better/(Worse) Estimated First Quarter 2010 vs. First Quarter 2009	Percent Better/(Worse) Estimated First Quarter 2010 vs. First Quarter 2009
General, administrative and other expenses	$130	$140	$174
Less: Restructuring costs and other charges	—	—	(38)

General, administrative and other expenses excluding restructuring costs and other charges**	$130	$140	$136	4	(3)

**	Denotes non-GAAP financial measures. Please see pages A-27 and A-28 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.

MARRIOTT INTERNATIONAL, INC.

TIMESHARE SEGMENT

AS ADJUSTED HAD ASU NOS. 2009-16 AND 2009-17 (FORMERLY REFERRED TO AS FAS 166 & 167) BEEN ADOPTED ON JANUARY 2, 2009

FIRST QUARTER 2009

($ in millions)

	As Reported 12 Weeks Ended March 27, 2009	Adjustments		As Adjusted 12 Weeks Ended March 27, 2009**	ASU Nos. 2009-16 And 2009-17 Adjustments***	As Adjusted For ASU Nos. 2009-16 And 2009-17 12 Weeks Ended March 27, 2009**
		Restructuring Costs & Other Charges	Timeshare Strategy - Impairment Charges
Segment Revenues
Segment revenues	$277	$17	$—	$294	$28	$322

Segment Results
Base fees revenue	$10	$—	$—	$10	$—	$10
Timeshare sales and services, net	(11)	16	—	5	20	25
Timeshare strategy - impairment charges	—	—	—	—	—	—
Restructuring costs	(1)	1	—	—	—	—
General, administrative and other expense	(17)	—	—	(17)	—	(17)
Gains and other income	—	—	—	—	—	—
Joint venture equity earnings	(1)	1	—	—	—	—
Timeshare strategy - impairment charges (non-operating)	—	—	—	—	—	—
Noncontrolling interest	3	—	—	3	—	3

Segment results	$(17)	$18	$—	$1	$20	$21

Sales and Services Revenue
Development	$121	$4	$—	$125	$2	$127
Services	70	—	—	70	—	70
Financing	13	13	—	26	27	53
Other revenue	5	—	—	5	(1)	4

Sales and services revenue	$209	$17	$—	$226	$28	$254

Contract Sales
Company:
Timeshare	$138	$—	$—	$138	$—	$138
Fractional	10	—	—	10	—	10
Residential	(5)	4	—	(1)	—	(1)

Total company	143	4	—	147	—	147
Joint ventures:
Timeshare	—	—	—	—	—	—
Fractional	13	(3)	—	10	—	10
Residential	(27)	27	—	—	—	—

Total joint ventures	(14)	24	—	10	—	10

Total contract sales, including joint ventures	$129	$28	$—	$157	$—	$157

(Loss) / Gain on Notes Sold
(Loss) / gain on notes sold	$(1)	$—	$—	$(1)	$1	$—

**	Denotes non-GAAP financial measures. Please see pages A-27 and A-28 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.
***	In addition to the segment impacts shown, ASU Nos. 2009-16 and 2009-17 would have increased consolidated interest expense by $16 million from $29 million as reported to $45 million.

MARRIOTT INTERNATIONAL, INC.

TIMESHARE SEGMENT

AS ADJUSTED HAD ASU NOS. 2009-16 AND 2009-17 (FORMERLY REFERRED TO AS FAS 166 & 167) BEEN ADOPTED ON JANUARY 2, 2009

SECOND QUARTER 2009

($ in millions)

	As Reported 12 Weeks Ended June 19, 2009	Adjustments		As Adjusted 12 Weeks Ended June 19, 2009**	ASU Nos. 2009-16 And 2009-17 Adjustments***	As Adjusted For ASU Nos. 2009-16 And 2009-17 12 Weeks Ended June 19, 2009**
		Restructuring Costs & Other Charges	Timeshare Strategy - Impairment Charges
Segment Revenues
Segment revenues	$355	$12	$—	$367	$36	$403

Segment Results
Base fees revenue	$11	$—	$—	$11	$—	$11
Timeshare sales and services, net	4	12	—	16	32	48
Timeshare strategy - impairment charges	—	—	—	—	—	—
Restructuring costs	(30)	30	—	—	—	—
General, administrative and other expense	(23)	7	—	(16)	—	(16)
Gains and other income	—	—	—	—	—	—
Joint venture equity earnings	(1)	1	—	—	—	—
Timeshare strategy - impairment charges (non-operating)	—	—	—	—	—	—
Noncontrolling interest	4	—	—	4	—	4

Segment results	$(35)	$50	$—	$15	$32	$47

Sales and Services Revenue
Development	$182	$—	$—	$182	$6	$188
Services	80	—	—	80	—	80
Financing	14	12	—	26	30	56
Other revenue	7	—	—	7	—	7

Sales and services revenue	$283	$12	$—	$295	$36	$331

Contract Sales
Company:
Timeshare	$200	$—	$—	$200	$—	$200
Fractional	8	1	—	9	—	9
Residential	2	—	—	2	—	2

Total company	210	1	—	211	—	211
Joint ventures:
Timeshare	—	—	—	—	—	—
Fractional	(18)	19	—	1	—	1
Residential	17	(17)	—	—	—	—

Total joint ventures	(1)	2	—	1	—	1

Total contract sales, including joint ventures	$209	$3	$—	$212	$—	$212

Gain / (Loss) on Notes Sold
Gain / loss on notes sold	$—	$—	$—	$—	$—	$—

**	Denotes non-GAAP financial measures. Please see pages A-27 and A-28 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.
***	In addition to the segment impacts shown, ASU Nos. 2009-16 and 2009-17 would have increased consolidated interest expense by $18 million from $28 million as reported to $46 million.

MARRIOTT INTERNATIONAL, INC.

TIMESHARE SEGMENT

AS ADJUSTED HAD ASU NOS. 2009-16 AND 2009-17 (FORMERLY REFERRED TO AS FAS 166 & 167) BEEN ADOPTED ON JANUARY 2, 2009

THIRD QUARTER 2009

($ in millions)

	As Reported 12 Weeks Ended September 11, 2009	Adjustments		As Adjusted 12 Weeks Ended September 11, 2009**	ASU Nos. 2009-16 And 2009-17 Adjustments***	As Adjusted For ASU Nos. 2009-16 And 2009-17 12 Weeks Ended September 11, 2009**
		Restructuring Costs & Other Charges	Timeshare Strategy - Impairment Charges
Segment Revenues
Segment revenues	$330	$(3)	$—	$327	$39	$366

Segment Results
Base fees revenue	$11	$—	$—	$11	$—	$11
Timeshare sales and services, net	16	(3)	—	13	32	45
Timeshare strategy - impairment charges	(614)	—	614	—	—	—
Restructuring costs	(7)	7	—	—	—	—
General, administrative and other expense	(17)	—	—	(17)	—	(17)
Gains and other income	1	—	—	1	—	1
Joint venture equity earnings	(4)	1	—	(3)	—	(3)
Timeshare strategy - impairment charges (non-operating)	(71)	—	71	—	—	—
Noncontrolling interest	4	—	—	4	—	4

Segment results	$(681)	$5	$685	$9	$32	$41

Sales and Services Revenue
Development	$138	$—	$—	$138	$11	$149
Services	82	—	—	82	—	82
Financing	27	(3)	—	24	28	52
Other revenue	7	—	—	7	—	7

Sales and services revenue	$254	$(3)	$—	$251	$39	$290

Contract Sales
Company:
Timeshare	$164	$—	$—	$164	$—	$164
Fractional	7	—	—	7	—	7
Residential	2	—	—	2	—	2

Total company	173	—	—	173	—	173
Joint ventures:
Timeshare	—	—	—	—	—	—
Fractional	(4)	7	—	3	—	3
Residential	(17)	17	—	—	—	—

Total joint ventures	(21)	24	—	3	—	3

Total contract sales, including joint ventures	$152	$24	$—	$176	$—	$176

Gain / (Loss) on Notes Sold
Gain / loss on notes sold	$—	$—	$—	$—	$—	$—

**	Denotes non-GAAP financial measures. Please see pages A-27 and A-28 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.
***	In addition to the segment impacts shown, ASU Nos. 2009-16 and 2009-17 would have increased consolidated interest expense by $17 million from $27 million as reported to $44 million.

MARRIOTT INTERNATIONAL, INC.

TIMESHARE SEGMENT

AS ADJUSTED HAD ASU NOS. 2009-16 AND 2009-17 (FORMERLY REFERRED TO AS FAS 166 & 167) BEEN ADOPTED ON JANUARY 2, 2009

FOURTH QUARTER 2009

($ in millions)

	As Reported 16 Weeks Ended January 1, 2010	Adjustments		As Adjusted 16 Weeks Ended January 1, 2010**	ASU Nos. 2009-16 And 2009-17 Adjustments***	As Adjusted For ASU Nos. 2009-16 And 2009-17 16 Weeks Ended January 1, 2010**
		Restructuring Costs & Other Charges	Timeshare Strategy - Impairment Charges
Segment Revenues
Segment revenues	$477	$(2)	$—	$475	$(2)	$473

Segment Results
Base fees revenue	$15	$—	$—	$15	$—	$15
Timeshare sales and services, net	74	(2)	—	72	(8)	64
Timeshare strategy - impairment charges	—	—	—	—	—	—
Restructuring costs	(7)	7	—	—	—	—
General, administrative and other expense	(23)	—	—	(23)	—	(23)
Gains and other income	1	—	—	1	—	1
Joint venture equity earnings	(6)	3	—	(3)	—	(3)
Timeshare strategy - impairment charges (non-operating)	—	—	—	—	—	—
Noncontrolling interest	—	—	—	—	—	—

Segment results	$54	$8	$—	$62	$(8)	$54

Sales and Services Revenue
Development	$185	$—	$—	$185	$4	$189
Services	98	—	—	98	—	98
Financing	76	(2)	—	74	(6)	68
Other revenue	18	—	—	18	—	18

Sales and services revenue	$377	$(2)	$—	$375	$(2)	$373

Contract Sales
Company:
Timeshare	$183	$—	$—	$183	$—	$183
Fractional	3	3	—	6	—	6
Residential	9	—	—	9	—	9

Total company	195	3	—	198	—	198
Joint ventures:
Timeshare	—	—	—	—	—	—
Fractional	(12)	17	—	5	—	5
Residential	(8)	8	—	—	—	—

Total joint ventures	(20)	25	—	5	—	5

Total contract sales, including joint ventures	$175	$28	$—	$203	$—	$203

Gain / (Loss) on Notes Sold
Gain / loss on notes sold	$38	$—	$—	$38	$(38)	$—

**	Denotes non-GAAP financial measures. Please see pages A-27 and A-28 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.
***	In addition to the segment impacts shown, ASU Nos. 2009-16 and 2009-17 would have increased consolidated interest expense by $26 million from $34 million as reported to $60 million.

MARRIOTT INTERNATIONAL, INC.

TIMESHARE SEGMENT

AS ADJUSTED HAD ASU NOS. 2009-16 AND 2009-17 (FORMERLY REFERRED TO AS FAS 166 & 167) BEEN ADOPTED ON JANUARY 2, 2009

FULL YEAR 2009

($ in millions)

	As Reported 52 Weeks Ended January 1, 2010	Adjustments		As Adjusted 52 Weeks Ended January 1, 2010**	ASU Nos. 2009-16 And 2009-17 Adjustments***	As Adjusted For ASU Nos. 2009-16 And 2009-17 52 Weeks Ended January 1, 2010**
		Restructuring Costs & Other Charges	Timeshare Strategy - Impairment Charges
Segment Revenues
Segment revenues	$1,439	$24	$—	$1,463	$101	$1,564

Segment Results
Base fees revenue	$47	$—	$—	$47	$—	$47
Timeshare sales and services, net	83	23	—	106	76	182
Timeshare strategy - impairment charges	(614)	—	614	—	—	—
Restructuring costs	(45)	45	—	—	—	—
General, administrative and other expense	(80)	7	—	(73)	—	(73)
Gains and other income	2	—	—	2	—	2
Joint venture equity earnings	(12)	6	—	(6)	—	(6)
Timeshare strategy - impairment charges (non-operating)	(71)	—	71	—	—	—
Noncontrolling interest	11	—	—	11	—	11

Segment results	$(679)	$81	$685	$87	$76	$163

Sales and Services Revenue
Development	$626	$4	$—	$630	$23	$653
Services	330	—	—	330	—	330
Financing	130	20	—	150	79	229
Other revenue	37	—	—	37	(1)	36

Sales and services revenue	$1,123	$24	$—	$1,147	$101	$1,248

Contract Sales
Company:
Timeshare	$685	$—	$—	$685	$—	$685
Fractional	28	4	—	32	—	32
Residential	8	4	—	12	—	12

Total company	721	8	—	729	—	729
Joint ventures:
Timeshare	—	—	—	—	—	—
Fractional	(21)	40	—	19	—	19
Residential	(35)	35	—	—	—	—

Total joint ventures	(56)	75	—	19	—	19

Total contract sales, including joint ventures	$665	$83	$—	$748	$—	$748

Gain / (Loss) on Notes Sold
Gain / loss on notes sold	$37	$—	$—	$37	$(37)	$—

**	Denotes non-GAAP financial measures. Please see pages A-27 and A-28 for additional information about our reasons for providing these alternative financial measures and the limitations on their use.
***	If we had adopted ASU Nos. 2009-16 and 2009-17 on the first day of fiscal year 2009, the full year 2009 impact to the company would have been a $1 million decline in adjusted pretax income, which includes the $76 million increase to Timeshare segment results shown in the table above more than offset by the $77 million increase in interest expense.

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measures

In our press release and schedules, and on the related conference call, we report certain financial measures that are not prescribed or authorized by United States generally accepted accounting principles (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the press release schedules reconcile the most directly comparable GAAP measure to each non-GAAP measure that we refer to (identified by a double asterisk on the preceding pages). Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures are not alternatives to revenue, operating income, income from continuing operations, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and/or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Adjusted Measures That Exclude Certain Charges, Costs, and Other Expenses. Management evaluates non-GAAP measures that exclude the impact of Timeshare strategy - impairment charges incurred in the 2009 third quarter, restructuring costs and other charges incurred in the 2008 fourth quarter through the 2009 fourth quarter, deferred compensation charges and credits incurred in the 2008 first quarter through the 2009 fourth quarter, and certain tax expenses incurred in the 2008 second quarter through the 2009 third quarter, because those non-GAAP measures allow for period-over-period comparisons of our on-going core operations before material charges. These non-GAAP measures also facilitate management’s comparison of results from our on-going operations before material charges with results from other lodging companies.

Timeshare Strategy - Impairment Charges. In response to the difficult business conditions that the Timeshare segment’s timeshare, luxury residential, and luxury fractional real estate development businesses continued to experience, we evaluated our entire Timeshare portfolio in the 2009 third quarter. In order to adjust the business strategy to reflect current market conditions at that time, on September 22, 2009, we approved plans for our Timeshare segment to take the following actions: (1) for our luxury residential projects, reduce prices, convert certain proposed projects to other uses, sell some undeveloped land, and not pursue further Marriott-funded residential development projects; (2) reduce prices for existing luxury fractional units; (3) continue short-term promotions for our U.S. timeshare business and defer the introduction of new projects and development phases; and (4) for our European timeshare and fractional resorts, continue promotional pricing and marketing incentives and not pursue further development. As a result of these decisions, we recorded third quarter 2009 pretax charges totaling $752 million in our Consolidated Statements of Income ($502 million after-tax), including $614 million of pretax charges impacting operating income under the “Timeshare strategy-impairment charges” caption, and $138 million of pretax charges impacting non-operating income under the “Timeshare strategy-impairment charges (non-operating)” caption.

Restructuring Costs and Other Charges. During the latter part of 2008 and particularly the fourth quarter, we experienced a significant decline in demand for hotel rooms both domestically and internationally due, in part, to the failures and near failures of several large financial service companies and the dramatic downturn in the economy. Our capital intensive Timeshare business was also hurt by the downturn in market conditions and particularly, the significant deterioration in the credit markets, which resulted in our decision not to complete a note sale in the fourth quarter of 2008 (although we did complete a note sale in the first quarter of 2009). These declines resulted in reduced management and franchise fees, cancellation of development projects, reduced timeshare contract sales, contract cancellation allowances, and charges and reserves associated with expected fundings, loans, Timeshare inventory, accounts receivable, contract cancellation allowances, valuation of Timeshare residual interests, hedge ineffectiveness, and asset impairments. We responded by implementing various cost saving measures, beginning in the fourth quarter of 2008 and which continued in 2009, and resulted in first quarter 2009 restructuring costs of $2 million, second quarter 2009 restructuring costs of $33 million, and third quarter 2009 restructuring costs of $9 million, and 2009 fourth quarter restructuring costs of $7 million that were directly related to the downturn. We also incurred other first quarter 2009, second quarter 2009 and fourth quarter 2009 charges totaling $127 million, $24 million, and $12 million respectively, as well as $1 million in net other credits in the 2009 third quarter, that were directly related to the downturn, including asset impairment charges, accounts receivable and guarantee charges, reserves associated with loans, reversal of the liability related to expected fundings, Timeshare contract cancellation allowances, and charges related to the valuation of Timeshare residual interests.

Deferred Compensation Expenses. We evaluate adjusted general, administrative, and other expenses excluding the impact of deferred compensation expenses because this non-GAAP measure allows for period-over-period comparisons of our on-going core general, administrative, other expenses before material charges or credits associated with a program that we have modified. As we implemented changes to our deferred compensation plan in 2009, we expect to have significantly reduced expense impact and volatility in 2010 and beyond. We also utilize this metric for forecasting and modeling purposes.

Certain Tax Expenses. Certain tax expenses included $26 million in the 2009 first quarter, $17 million in the 2009 second quarter, $13 million in the 2009 third quarter and $24 million in the 2008 second quarter of non-cash charges primarily related to the treatment of funds received from certain foreign subsidiaries, an issue we are contesting with the Internal Revenue Service ("IRS"). Additionally, certain tax expenses in the 2008 second quarter also reflected $12 million of tax expense due primarily to prior years' tax adjustments, including a settlement with the IRS that resulted in a lower than expected refund of taxes associated with a 1995 leasing transaction. Certain tax expenses in the 2008 third quarter reflected $29 million of tax expense primarily related to an unfavorable court decision involving a tax planning transaction associated with a 1994 sale transaction. Certain tax expenses in the 2008 fourth quarter include income tax expense totaling $7 million primarily due to prior years’ tax adjustments.

MARRIOTT INTERNATIONAL, INC.

Non-GAAP Financial Measures

(cont.)

Earnings Before Interest, Taxes, Depreciation and Amortization. Earnings before interest, taxes, depreciation and amortization (“EBITDA”) reflects earnings excluding the impact of interest expense, tax expense, depreciation and amortization. Management considers EBITDA to be an indicator of operating performance because it can be used to measure our ability to service debt, fund capital expenditures, and expand our business. EBITDA is used by analysts, lenders, investors and others, as well as by us, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and tax expense can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Adjusted EBITDA. Management also evaluates adjusted EBITDA which excludes: (1) Timeshare strategy - impairment charges of $752 million incurred in the 2009 third quarter; (2) the 2009 fourth quarter restructuring costs and other charges totaling $19 million; (3) the 2009 third quarter restructuring costs and other charges totaling $8 million; (4) the 2009 second quarter restructuring costs and other charges totaling $57 million; (5) the 2009 first quarter restructuring costs and other charges totaling $129 million; (6) the 2008 fourth quarter restructuring costs and other charges totaling $192 million; and (7) the first through third quarters of 2008 impact of the synthetic fuel business. Management excludes the restructuring costs and other charges incurred in the 2009 first through fourth quarters and in the 2008 fourth quarter and the timeshare strategy-impairment charges recorded in the 2009 third quarter for the reasons noted above under “Measures That Exclude Certain Charges, Costs, and Other Expenses.” Fourth quarter 2008 restructuring costs and other charges included $55 million of restructuring costs and $137 million of other charges, including charges and reserves associated with expected fundings, loans, Timeshare inventory, accounts receivable, contract cancellation allowances, valuation of Timeshare residual interests, hedge ineffectiveness, and asset impairments. Management also excludes the first through third quarters of 2008 impact of the synthetic fuel business, which was discontinued in 2007 and which did not relate to our core lodging business, to allow for period-over-period comparisons of our on-going core lodging operations and facilitate management’s comparison of our results with those of other lodging companies.

Adjusted Measures that Exclude the Impact of New Accounting Standards or Reflect Their Early Adoption. As of the first day of fiscal year 2010, we adopted Accounting Standards Update (“ASU”) No. 2009-16 “Transfers and Servicing (Topic 860): Accounting for Transfers of Financial Assets” (formerly known as FAS No. 166, “Accounting for Transfers of Financial Assets-an amendment of FASB Statement No. 140”) and ASU No. 2009-17 “Consolidations (Topic 810); Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities” (formerly know as FAS No. 167, “Amendments to FASB Interpretation No. 46(R),” which requires consolidating previously securitized pools of Timeshare notes and will impact the ongoing accounting for those notes. Management evaluates non-GAAP measures that exclude the impact of these standards in future years or include the impact of these standards as if we had adopted them early in order to better perform year-over-year comparisons on a comparable basis.

Total Debt Net of Cash (or “Net Debt”) and Adjusted Total Debt Net of Cash. Total debt net of cash reflects total debt less cash and cash equivalents. Management considers total debt net of cash to be a more accurate indicator of the net debt that must be repaid or refinanced at maturity (as it gives consideration to cash resources available to retire a portion of the debt when due). In addition, Management considers adjusted total debt net of cash, which excludes the debt that will be consolidated as a result of adopting ASU Nos. 2009-16 and 2009-17, because that debt is non-recourse to the Company and is not supported by the Company’s cash flows. Management believes that these financial measures provide a clearer picture of the future demands on cash to repay debt and uses these measures in making decisions regarding its borrowing capacity and future refinancing needs. Management also evaluates adjusted total debt net of cash for the reason stated in the previous paragraph.